Exhibit 4.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

EXECUTION DRAFT

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

between

Alexion Pharma Holding Unlimited Company

and

Zealand Pharma A/S.

Dated March 20, 2019

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Agreement”), effective as of March 20, 2019 (the “Effective Date”), is entered into by and between Zealand Pharma A/S, a public limited liability company organized under the laws of Denmark having a place of business at Smedland 36, 2600 Glostrup, Copenhagen, Denmark (“ZEALAND”) and Alexion Pharma Holding Unlimited Company, an unlimited liability company incorporated under the laws of Ireland with a principal place of business at 22 Victoria Street, Hamilton HM 12 Bermuda (“ALEXION”, collectively with ZEALAND, the “Parties” and each, a “Party”)

RECITALS

WHEREAS, ZEALAND has developed and owns or has rights to certain patents and technology relating to the discovery, design, and development of peptide-based drug candidates and methods of making and using the same;

WHEREAS, ALEXION is engaged in, among other things, discovery, clinical Development and Commercialization of pharmaceutical products and has expertise in diseases involving the Complement Pathway (as defined below);

WHEREAS, ALEXION and ZEALAND are interested in collaborating to perform research and development activities to identify Candidate Products for targets in the Complement Pathway (each as defined below), which Candidate Products, once selected, would be further developed by the Parties and commercialized by ALEXION, in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, ALEXION desires to obtain from ZEALAND the rights and licenses set forth herein, and ZEALAND desires to grant such rights and licenses to ALEXION, including exclusive worldwide licenses, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.             DEFINITIONS

1.1                               “Acceptance” means: (a) with respect to an NDA, receipt of a written communication from the applicable Regulatory Authority acknowledging that it has received such Regulatory Approval Application and that such Regulatory Approval Application is sufficiently complete to permit a substantive review for approval purposes; or (b) with respect to an IND, receipt of a written notice or other confirmation in accordance with Applicable Law that the IND is valid and effective and a Phase 1 clinical study may be commenced.  For clarity, a clinical trial authorisation issued by a competent authority in a member state in the European Union (such expression shall include the United Kingdom) would constitute a confirmation that the Phase 1 clinical study may be commenced.

1.2                               “Acquirer” has the meaning set forth in Section 13.1.

1.3                               “Additional Target” has the meaning set forth in Section 2.5.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.4                               “Additional Target Notice” has the meaning set forth in Section 2.5.

1.5                               “Additional Target Trigger Date” has the meaning set forth in Section 2.5.

1.6                               “Affiliates” means, with respect to a Party or Third Party, any company or business or entity controlled by, controlling, or under common control with such Party or Third Party.  For the purpose of this definition, “control” means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of such person or entity or having the right to direct, appoint or remove a majority or more of the members of its board of directors (or their equivalent), or having the power to control the general management of such person or entity, by contract, law or otherwise.

1.7                               “Agreement Patent Rights” has the meaning set forth in Section 9.3.1.

1.8                               “ALEXION Background Intellectual Property” means (a) any [***] that (i) is [***] under this Agreement and (ii) is [***] and (b) any [***] in (a). For the avoidance of doubt, the list of Complement Pathway Targets set forth on APPENDIX 2 hereto shall, except to the extent it falls within the exemptions set out in Section 8.4, be deemed to be ALEXION Background Intellectual Property, and shall be subject to the confidentiality and non-use obligations in Article 8.

1.9                               “ALEXION Indemnitees” has the meaning set forth in Section 11.1.

1.10                        “Applicable Law” means all applicable laws, rules and regulations (including any rules, regulations, guidelines or other requirements of the Regulatory Authorities or other governmental agency) that may be in effect from time to time.

1.11                        “Auditor” has the meaning set forth in Section 6.13.1.

1.12                        “Board of Directors” has the meaning set forth in Section 1.21(i).

1.13                        “Business Day” means any day other than (i) Saturday, (ii) Sunday or (iii) any day on which commercial banks in Boston, MA USA or Copenhagen, Denmark are authorized or required by law to close.

1.14                        “Calendar Quarter” means a period of three calendar months ending on March 31st, June 30th, September 30th or December 31st in any Calendar Year; provided that the first Calendar Quarter of the Term shall begin on the Effective Date and end on the last day of the then current Calendar Quarter and the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the last day of the Term.

1.15                        “Calendar Year” means a one-year period beginning on January 1st and ending on December 31st; provided that the first Calendar Year of the Term shall begin on the Effective Date and end on December 31 of the then current Calendar Year and the last Calendar Year of the Term shall begin on the first day of such Calendar Year and end on the last day of the Term.

1.16                        “Candidate Product(s)” means, on a Target-by-Target basis, the specific molecule(s) existing as of the Effective Date (including any Existing Lead Molecules) or identified by ZEALAND (including through any permitted subcontractor or sublicensee) through the conduct of the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Discovery/Development Program that (i) meet the Candidate Product Criteria set forth in the relevant Development Plan or (ii) [***] that are otherwise designated by ALEXION in writing to be a “Candidate Product”.

1.17                        “Candidate Product Criteria” means, with respect to a Target, the success criteria agreed upon by the Parties for the molecules directed to such Target as set forth in the applicable Discovery Plan.

1.18                        “C.F.R.” means the U.S. Code of Federal Regulations.

1.19                        “cGCP” means all applicable good clinical practice laws, regulations, and standards related to the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (ICH E6 R2) and any other guidelines related to good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) 21 C.F.R. Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards), and 312 (Investigational New Drug Application), and 42 C.F.R. Part 45 (Protection of Human Subjects or the Common Rule), and (d) the equivalent Applicable Law in the region in the Territory, each as applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.20                        “cGMP” means all applicable current good manufacturing practice requirements, standards and guidelines, including, as applicable, (a) the U.S. regulations related to current good manufacturing practices for drugs, biologics, devices and combination products, including 21 C.F.R. Parts 4, 210, 211, 312, 600-680, and 820 and related guidance documents, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 guidelines, and (d) the equivalent Applicable Law in any relevant country or region, each as may be applicable from time to time.

1.21                        “Change of Control” means, with respect to a Party, the occurrence of any of the following after the Effective Date:

i.                                          any “person” or “group” (as such terms are defined below): (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party; or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); or

ii.                                       such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction; or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person; or

iii.                                    such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets to which this Agreement relates; or

iv.                                   the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of “Change of Control,” (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” will have meanings correlative to that of “beneficial owner.”

1.22                        “Clinical Trial” means a clinical trial in humans of a product, including a Phase I Clinical Trial, a Phase II Clinical Trial or a Pivotal Clinical Trial.

1.23                        “CMO” means a Third Party contract manufacturer.

1.24                        “CMO Supply Agreement” has the meaning set forth in Section 5.1.

1.25                        “Collaboration IP” means any Intellectual Property that is [***] (a) [***], or (b) [***], in each case under clauses (a) and (b) [***] under this Agreement; provided that any such Intellectual Property that is [***].

1.26                        “Combination Product” means (a) any single product in finished form containing as active ingredients both a Product and one or more other pharmaceutically active compounds or substances, whether co-formulated or co-packaged (i.e., within a single box or sales unit); or (b) any Product sold in combination with one or more other products (such as devices) or services for a single invoice price; or (c) any Product sold where the sale of the Product is only available with the purchase of other products or services (such other pharmaceutically active compounds or substances, or such other products (such as devices) or services referred to in clauses (a) through (c) hereof, the “Other Components”).

1.27                        “Commercialization”, “Commercializing” or “Commercialize” means any and all activities related to the pre-marketing, launching, marketing, promotion (including advertising and detailing), labeling, pricing, distribution, storage, handling, offering for sale, selling, having sold, importing and exporting for sale, having imported and exported for sale, distribution, having

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

distributed, customer service and support, and post-marketing safety surveillance and reporting of a product (including a Product), but not including Development or Manufacturing.

1.28                        “Commercially Reasonable Efforts” means, with respect to [***], that level of efforts and resources [***], taking into account, as applicable, [***], and all other relevant factors.  The [***] set forth in the immediately preceding sentence shall in no event require [***].  Commercially Reasonable Efforts shall be determined [***].

1.29                        “Competitor” means any [***] company with [***].

1.30                        “Complement Pathway” means any [***], including the [***] pathways.

1.31                        “Complement Pathway Target(s)” means the Lead Target and such other Complement Pathway targets listed on APPENDIX 2.

1.32                        “Confidential Information” has the meaning as defined in Section 8.1.

1.33                        “Control” or “Controlled” means, with respect to any Intellectual Property, the possession by a Party or any of its Affiliates, whether by ownership or license (other than by a license granted under this Agreement), of the ability to grant to the other Party access to or ownership of such Intellectual Property, or, a license or a sublicense in, to or under such Intellectual Property, as provided herein, without requiring the consent of a Third Party or violating the terms of any agreement or other arrangement with any Third Party. A Party shall not be deemed to Control any Intellectual Property that is owned or controlled by an Acquirer, except to the extent that any such Patent Rights or Know-How were developed in the course of such Party’s or such Acquirer’s performance of activities under this Agreement or through the use or application of the other Party’s Intellectual Property or Confidential Information.

1.34                        “Cover”, “Covering” or “Covered” means, with respect to a product, technology, process, method or mode of administration that, in the absence of ownership of or a license granted under a particular Patent Right, the Manufacture, use, offer for sale, sale or importation of such product or composition of matter or the practice of such technology, process, method or mode of administration would infringe such Patent Right.

1.35                        “CPI” means the Consumer Price Index as published by Statistics Denmark from time to time.

1.36                   “Created Lead Molecule” means any peptide or other molecule that is created and identified by or on behalf of ZEALAND or its Affiliates (including through any permitted subcontractor or sublicensee) through conduct of the Lead Discovery/Development Program to have or that is intended to have pharmaceutically useful binding to or modulation of the Lead Target.

1.37                   “Created Lead Product” means any pharmaceutical composition in any formulation or for any route of administration, and in any dosage strength or presentation that is, contains or consists of one or more Candidate Products that are Created Lead Molecules whether alone or with other active ingredients but excluding any Existing Lead Molecules.

1.38                        “Damages” has the meaning set forth in Section 11.1.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.39                        “Debarred” means, with respect to an individual or entity, that such individual or entity has been debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in 21 U.S.C. §335a, disqualified as a clinical investigator under 21 C.F.R. §§312.70 or 812.119, disqualified as a testing facility under 21 C.F.R. §58.202, excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject to OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any governmental authority in the Territory.

1.40                        “Defaulting Party” has the meaning set forth in Section 12.3.

1.41                        “Deliverables” means any and all deliverables to be generated or provided by ZEALAND in connection with (i) the Discovery/Development Activities conducted by ZEALAND under the Discovery Plan and any Development Plans of a Discovery/Development Program, as specified therein or (ii) the [***] Work Plan as specified therein.

1.42                        “Develop” or “Development” means non-clinical and clinical drug research and development activities, whether before or after Regulatory Approval, including drug metabolism and pharmacokinetics, screening, discovery, synthesis, translational research, toxicology, pharmacology, test method development and stability testing, process and packaging development and improvement, process validation, process scale-up, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, conduct of Clinical Trials, regulatory affairs, the preparation and submission of regulatory filings, Clinical Trial regulatory activities, and any other activities directed towards obtaining or maintaining Regulatory Approval of any product (including a Product).  Development includes use and importation of the relevant product to conduct such Discovery/Development Activities.  Development will not include Commercialization activities.

1.43                        “Development Decision Notice” means, with respect to one or more peptides or molecules, a written notice provided by ALEXION to ZEALAND notifying ZEALAND as to whether ALEXION has designated such peptide(s) or molecule(s) as a Candidate Product for further Development under a Development Plan of the applicable Discovery/Development Program as set forth in Section 2.2.4.

1.44                        “Development Milestone Event” has the meaning set forth in Section 6.3.1.

1.45                        “Development Milestone Payment” has the meaning set forth in Section 6.3.1.

1.46                        “Development Plan” has the meaning set forth in Section 2.1.2(b).

1.47                        “Development Plan Term” has the meaning set forth in Section 2.1.7.

1.48                        “Diligent Efforts” means, with respect to [***], that level of efforts and resources [***] in order to [***], except to the extent of any [***].

1.49                        “Disclosing Party” has the meaning set forth in Section 8.1.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.50                        “Discontinued Product” means any Candidate Product, Existing Lead Product, Created Lead Product, or Optioned Product (in each case, other than one directed to a Target that is the subject of any Discovery/Development Program or is being Developed, Commercialized, or Manufactured by or on behalf of ALEXION, its Affiliates or its Sublicensees): (i) for which ALEXION decides to permanently discontinue all Development, Commercialization, and Manufacturing, (ii) which ALEXION decides to terminate pursuant to Section 12.6, or (iii) which is the subject of termination by ZEALAND pursuant to Section 12.2.1 or to the extent [***] that is the subject of a Patent Challenge by ALEXION and termination by ZEALAND pursuant to Section 12.7, in each case except to the extent that [***].

1.51                        “Discovery/Development Activities” means the activities set forth in each Discovery Plan or Development Plan to be conducted by ZEALAND with respect to a Target or any Candidate Product pursuant to a Discovery/Development Program during the Discovery/Development Program Term for such Target or Candidate Product.

1.52                        “Discovery/Development Program” means, on a Target-by-Target basis, the program of Discovery/Development Activities undertaken for each Target under the applicable Discovery Plan and any Development Plans as set forth in Article 2 including the Lead Development Program attached as APPENDIX 1 hereto, and any Discovery/Development Programs directed to a Selected Target, a Replacement Target or an Additional Target attached to this Agreement as APPENDIX 3 and incorporated herein after the Effective Date.

1.53                        “Discovery/Development Program Term” has the meaning set forth in Section 2.1.5.

1.54                        “Discovery Plan” has the meaning set forth in Section 2.1.2(a).

1.55                        “Discovery Plan Term” has the meaning set forth in Section 2.1.6.

1.56                        “DMF” has the meaning given in Section 4.3.

1.57                        “Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.

1.58                        “Effective Date” has the meaning set forth in the preamble.

1.59                        “EMA” has the meaning set forth in Section 1.129.

1.60                        “Evaluation Period” means, with respect to one or more peptides or molecules included in the Results or Deliverables under a Discovery Plan, the period of time commencing upon the [***] for such peptides or molecules and ending on [***] (unless [***]).

1.61                        “Executive Meeting” has the meaning set forth in Section 13.8.

1.62                        “Executive Officers” has the meaning set forth in Section 13.8.

1.63                        “Existing Lead Molecule” means any cyclic peptide or other molecule (i) created by or on behalf of ZEALAND or its Affiliates (including through any subcontractor or sublicensee) and (ii) that has been identified and demonstrated to be directed to or to have pharmaceutically useful binding to or modulation of the Lead Target, all of which are identified on Schedule 1.63.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.64                        “Existing Lead Product” means any pharmaceutical composition in any formulation or for any route of administration, and in any dosage strength or presentation that is, contains or consists of one or more Existing Lead Molecules whether alone or with other active ingredients.

1.65                        “Existing Product Sales Milestone Event” has the meaning set forth in Section 6.3.2

1.66                        “Existing Product Sales Milestone Payment” has the meaning set forth in Section 6.3.2.

1.67                        “Expended Discovery Costs” has the meaning set forth in Section 2.2.3.

1.68                        “FD&C Act” means the Federal Food, Drug and Cosmetic Act.

1.69                        “FDA” has the meaning set forth in Section 1.129.

1.70                        “Field” means any and all prophylactic, diagnostic and therapeutic uses in humans, including the use of Products for the diagnosis, treatment, palliation or prevention of any disease or medical or aesthetic condition in humans.

1.71                        “First Commercial Sale” means, on a country-by-country and Product-by-Product basis, the [***].  For the avoidance of doubt, [***] shall not be considered a First Commercial Sale.

1.72                        “FTE” means a qualified full time person, or more than one person working the equivalent of a full-time person, where “full time” is based upon a total of [***] working hours per Calendar Year of scientific or technical work carried out by a duly qualified employee of ZEALAND.  Overtime and work on weekends, holidays and the like shall not be counted with any multiplier (e.g. time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution.

1.73                        “FTE Rate” means [***] dollars ($[***]) per FTE for the Calendar Years [***], subject to annual adjustment beginning on [***] to reflect any year to year percentage change in the average CPI for the immediately preceding Calendar Year, provided that any annual increase shall not exceed [***].

1.74                        “GAAP” means the generally accepted accounting principles in the United States of America (US GAAP), which principles are currently used at the relevant time and consistently applied by the applicable Party.

1.75                        “Generic Competition” means, with respect to a given Product or Combination Product in a given country in the Territory, that the sales of one (1) or more Generic Products in such country (other than a Generic Product sold by ALEXION or its Affiliates or by a Sublicensee under a license granted by ALEXION or its Affiliates) achieve, [***].  If no data is commercially available, then [***].

1.76                        “Generic Product” means, with respect to a Product, any product that is sold by a Third Party under a Regulatory Approval granted by a Regulatory Authority to a Third Party which Third Party has not obtained the right to market or sell such product from ALEXION (including as a Sublicensee, subcontractor, or Third Party distributor of ALEXION or any of its Affiliates) and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

either (a) [***] or (b) [***], including but not limited to any product [***].  A Product [***] will not constitute a Generic Product.

1.77                        “GLP” means all applicable good laboratory practice laws, regulations, and standards, including, as applicable, as set forth in the then-current regulation for Good Laboratory Practice for Nonclinical Laboratory Studies in 21 C.F.R. Part 58, and the equivalent Applicable Law in the region in the Territory, each as may be applicable from time to time.

1.78                        “IND” means an Investigational New Drug application described in §505(i) of the FD&C Act and subject to 21 C.F.R. Part 312 or any comparable filings outside of the United States (such as a Clinical Trial Application in the European Union) required to commence human clinical trials in such country or region, and all supplements or amendments that may be filed with respect to the foregoing.

1.79                        “Indemnification Claim Notice” has the meaning set forth in Section 11.3.

1.80                        “Indemnified Party” has the meaning set forth in Section 11.3.

1.81                        “Indemnifying Party” has the meaning set forth in Section 11.3.

1.82                        “Infringed Patent” has the meaning set forth in Section 9.4.1.

1.83                        “Insolvency Event” has the meaning as defined in Section 12.3.

1.84                        “Intellectual Property” or “IP” means all (a) Patent Rights and (b) all rights, including Patent Rights, in, under and to all Inventions and Know-How.

1.85                        “Invention” means any process, method, utility, formulation, composition of matter, article of manufacture, material, creation, discovery or finding, or any improvement thereof, that is conceived and/or reduced to practice, whether patentable or not.

1.86                        “Invoice” means an original invoice sent by ZEALAND to ALEXION with respect to any payment due hereunder meeting the reasonable requirements provided by ALEXION to ZEALAND within thirty (30) days of the Effective Date and as may be updated from time to time.

1.87                        “Joint Patent Rights” has the meaning set forth in Section 9.1.2.

1.88                        “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.2.1.

1.89                        “Know-How” means all scientific and technical information, know-how and data, in any tangible or intangible form and whether or not patentable, including trade secrets, specifications, instructions, processes, formulae, methods, practices, techniques, results, formulations, software, algorithms, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data and stability data), chemistry, manufacturing and controls information, studies and procedures, and other technology applicable to compounds, formulations, compositions, products or to their Manufacture, research and Development, registration, use or Commercialization or methods of assaying or testing them and also including any and all presentations, summaries and analyses thereof.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.90                        “Lead Development Program” means, with respect to the Lead Target, the written summary attached hereto as APPENDIX 1 of the specific Discovery/Development Activities to be conducted by ZEALAND under the Discovery Plan and the initial Development Plan of the Lead Discovery/Development Program, the timelines and budget for completion of such activities with respect to the Lead Target.

1.91                        “Lead Target” means [***] (also referred to as “[***]”) as further identified in Appendix 2.

1.92                        “Licensed Intellectual Property” or “Licensed IP” means, on a Candidate Product-by-Candidate Product, Product-by-Product, Existing Lead Molecule-by-Existing Lead Molecule, Created Lead Molecule-by-Created Lead Molecule, or Target-by-Target basis as applicable, any and all Intellectual Property that is: (1) (i) owned or Controlled by ZEALAND or any of its Affiliates as of the Effective Date or at any time during the Term and/or (ii) conceived, reduced to practice or otherwise discovered (a) solely by or on behalf of ZEALAND or its Affiliates or subcontractors, or (b) jointly by, on the one hand, by or on behalf of ZEALAND or its Affiliates or subcontractors and, on the other hand, by or on behalf of Alexion or its Affiliates or subcontractors in each case under clause (ii) in the course of conducting the Discovery/Development Activities, Manufacturing, or otherwise arising out of ZEALAND’s performance of its obligations under this Agreement and (2) necessary or useful to Develop, have Developed, Manufacture, have Manufactured, use, have used, offer for sale, have offered for sale, sell, have sold, export, have exported, import, have imported, Commercialize, have Commercialized or otherwise exploit Candidate Products, Existing Lead Molecules, Created Lead Molecules, or Products.

1.93                        “Licensed Patent Rights” means any Patent Rights in and to the Licensed IP, including those listed on APPENDIX 5.

1.94                        “[***] Product” means [***] or [***] or [***] pursuant to Section 2.2.4.

1.95                        “MAA” means an application for the authorization to market a product in any country or group of countries outside the U.S., as defined in the Applicable Laws and filed with the Regulatory Authority of a given country or group of countries.

1.96                        “Major European Market” means any of [***].

1.97                        “Manufacture” or “Manufacturing” means any and all activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical product, drug substance, drug product, finished product, placebo, or comparator agent (or any components or process steps involving any such product or any companion diagnostic), as the case may be, including quality assurance and stability testing, characterization testing, quality control release testing of any such product including any drug substance, drug product or finished product quality assurance batch record review and release of any such product, process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, and product characterization.

1.98                        “Mediation Period” has the meaning set forth in Section 13.8.2.

1.99                        “NDA” means a New Drug Application, as described in §505(b) of the FD&C Act and subject to 21 C.F.R. Part 314, including any amendments submitted pursuant to 21 C.F.R. §314.60, or any

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

analogous application or submission with any Regulatory Authority to obtain authorization to market a pharmaceutical product outside of the United States.

1.100                 “Net Sales” means with respect to a Product, in a particular period the sum of (i) and (ii):

(i)                         net sales amounts [***]; and

(ii)                      net sales amounts [***].

The calculations described in clauses (i) and (ii) above shall [***]. For the avoidance of doubt, [***] shall not be included in Net Sales.

In the event a Product is [***], Net Sales shall be calculated by [***].  In the event that [***], the [***] in the above described equation shall be replaced with [***]; provided, however, that [***].

1.101                 “Non-Defaulting Party” has the meaning set forth in Section 12.3.

1.102                 “Non-Sublicensing Party” has the meaning set forth in Section 9.2.6.

1.103                 “[***] Product” means any [***] (a) that [***] and (b) for which [***], that [***].

1.104                 “[***]” means [***].

1.105                 “[***] Period” has the meaning set forth in Section 9.2.7.

1.106                 “[***] Period” means, for [***], the period (1) beginning on the later of: (a) the [***] year anniversary of [***] or (b) [***] year anniversary of [***] and (2) ending [***] months thereafter.

1.107                 “[***]” has the meaning set forth in Section 9.2.7.

1.108                 “Optioned Molecule” means any peptide or other molecule that is created and identified by or on behalf of ZEALAND or its Affiliates (including through any permitted subcontractor or sublicensee) through conduct of the Discovery/Development Program that binds to or modulates a Selected Target, a Replacement Target or Additional Target to a pharmacologically relevant extent.

1.109                 “Optioned Product” means any pharmaceutical composition in any formulation or for any route of administration, and in any dosage strength or presentation that is, contains or consists of one or more Candidate Products that are Optioned Molecules whether alone or with other active ingredients.

1.110                 “Optioned Target” means any Selected Target designated pursuant to Section 2.1.3, any Replacement Target designated pursuant to Section 2.2.3 and any Additional Target designated pursuant to Section 2.5.

1.111                 “Orange Book” has the meaning set forth in Section 9.4.4.

1.112                 “Other Component(s)” has the meaning set forth in Section 1.26.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.113                 “Paragraph IV Certification” has the meaning set forth in Section 9.4.5.

1.114                 “Paragraph IV Proceeding” has the meaning set forth in Section 9.4.5(b).

1.115                 “Patent Rights” means any and all (i) patents, (ii) patent applications, including all provisional and non-provisional applications, Patent Cooperation Treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon, (iii) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates and equivalents thereof, (iv) inventor’s certificates, letters patent, or (v) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (i) through (v) above, anywhere in the world.

1.116                 “Patent Term Extension” has the meaning set forth in Section 9.6.

1.117                 “Per Created Lead Product Sales” has the meaning set forth in Section 6.5.2.

1.118                 “Per Existing Lead Product Sales” has the meaning set forth in Section 6.5.1.

1.119                 “Per Optioned Lead Product Sales” has the meaning set forth in Section 6.5.2.

1.120                 “Per Target Development Cap” have the meaning set forth in Section 2.3.

1.121                 “Phase I Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, and that meets the requirements of 21 CFR § 312.21(a) or, if conducted in a country other than the United States, the foreign equivalent thereof.

1.122                 “Phase II Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, and that meets the requirements of 21 CFR § 312.21(b) or, if conducted in a country other than the United States, the foreign equivalent thereof.

1.123                 “Pivotal Clinical Trial” means a human clinical trial of a product (whether or not specifically referred to as a pivotal trial), the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 CFR § 312.21(c) or, if conducted in a country outside the United States, a similar clinical trial prescribed by the applicable Regulatory Authority in such country which is acknowledged by such Regulatory Authority to be sufficient for such clinical trial to satisfy the requirements of a pivotal efficacy and safety clinical trial.

1.124                 “PMDA” has the meaning set forth in Section 1.129.

1.125                 “Product(s)” means any product incorporating a Candidate Product (or derivative thereof) for which ALEXION has delivered a Development Decision Notice stating that ALEXION elects to continue Development of such Candidate Product in accordance with Section 2.2.4.

1.126                 “Program Leaders” has the meaning set forth in Section 3.1.1.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.127                 “Receiving Party” has the meaning set forth in Section 8.1.

1.128                 “Regulatory Approval” means, with respect to a Product in a country in the Territory, (a) any and all licenses, registrations, authorizations and approvals of the applicable Regulatory Authority, including NDAs or any foreign equivalent thereof, as applicable, and (b) if applicable, any and all pricing or reimbursement authorizations and approvals, in each case ((a) and (b)) that are necessary to Manufacture, distribute, sell, obtain reimbursement for, market, use, store, and import such Product in such country.

1.129                 “Regulatory Authority” means (i) any governmental authority, notified body or other organization in a country or region that regulates the Manufacture or sale of pharmaceutical or medicinal products or medical devices, including the United States Food and Drug Administration (the “FDA”), Japan’s Pharmaceuticals and Medical Devices Agency (“PMDA”) and the European Medicines Agency (“EMA”), and any successors thereto, and (ii) any other relevant bodies authorized by Applicable Law to review or otherwise exercise oversight over MAAs, other regulatory filings or Regulatory Approvals.

1.130                 “Regulatory Documentation” has the meaning given in Section 4.3.

1.131                 “Replacement Development Cap” has the meaning set forth in Section 2.2.3.

1.132                 “Replacement Target” has the meaning given in Section 2.2.3.

1.133                 “Results” means, on a Target-by-Target, Candidate Product-by-Candidate Product or Product-by-Product basis, as applicable, [***] related to [***], in each case, with respect to [***].

1.134                 “Royalty Term” means with respect to each Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Product in such country, and ending upon [***].

1.135                 “Sales Milestone Event” has the meaning set forth in Section 6.3.3.

1.136                 “Sales Milestone Payment” has the meaning set forth in Section 6.3.3.

1.137                 “Selected Target” has the meaning given in Section 2.1.3.

1.138                 “[***] Product” means [***] or [***] or [***] pursuant to Section 2.2.4.

1.139                 “sNDA” means a supplement to an NDA as set forth in 21 C.F.R. §§314.70 and 314.71, including any amendments submitted pursuant to 21 C.F.R. §314.60, or any analogous submission with any Regulatory Authority outside of the United States.

1.140                 “[***]” has the meaning set forth in Section 12.5.

1.141                 “Sublicensees” means any Third Party, including a co-development, co-promotion or co-marketing partner, to whom ALEXION or any of its Affiliates grants a sublicense of its rights hereunder to further Develop or Commercialize Products, but excluding service providers, clinical research organizations, manufacturers, wholesalers and other distributors of finished Product.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

1.142                 “Sublicensing Party” has the meaning set forth in Section 9.2.6.

1.143                 “[***] Model” has the meaning set forth in Section 2.7.1.

1.144                 “[***] Model Work Plan” has the meaning set forth in Section 2.7.1.

1.145                 “Target” means the Lead Target, any other Selected Target (other than any Selected Target which has been replaced pursuant to Section 2.2.3), Additional Target or Replacement Target.

1.146                 “Target Exercise Notice” has the meaning set forth in Section 2.1.3.

1.147                 “Target Option” has the meaning set forth in Section 2.1.3.

1.148                 “Target Option Exercise Fee” has the meaning set forth in Section 6.2.

1.149                 “Target Option Period” means the period beginning on [***] and ending on the date that is [***] year anniversary of [***].

1.150                 “[***]” means, with respect to [***], all [***] to the extent that such [***] or [***], or [***] that is [***].

1.151                 “[***] Patent Rights” has the meaning set forth in Section 9.3.1.

1.152                 “Taxes” has the meaning set forth in Section 6.11.

1.153                 “Term” has the meaning set forth in Section 12.1.

1.154                 “Territory” means all of the countries of the world, and their territories and possessions.

1.155                 “[***] Activities” shall mean the activities set forth in Schedule 1.155, as may be amended by the JSC from time to time.

1.156                 “Third Party” means any person or entity other than ALEXION or ZEALAND or their respective Affiliates.

1.157                 “Third Party Claim” shall have the meaning as set forth in Section 11.1.

1.158                 “U.S. Prime Rate” has the meaning set forth in Section 6.10.

1.159                 “Valid Claim” means, with respect to a particular country, a claim of an issued patent Covering the composition of matter or use of a given Product that has not expired or been abandoned, or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal has been taken within the allowable time period).

1.160                 “Voting Stock” has the meaning set forth in Section 1.21(i).

1.161                 “ZEALAND Costs” means (i) [***] and (ii) ZEALAND’S [***], in each case ((i) and (ii)), in the [***] of (a) Discovery/Development Activities performed under the applicable

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Discovery/Development Program or activities under the [***] Work Plan and in accordance with budget set forth under such Discovery/Development Program or [***] Work Plan or (b) activities for which ZEALAND is to be reimbursed under Section 2.7.4 ([***] Technology Transfer).

1.162                 “ZEALAND Indemnitees” has the meaning set forth in Section 11.2.

1.163                 “ZEALAND Patent Rights” has the meaning set forth in Section 9.3.2.

1.164                 “ZEALAND Target Notice” has the meaning set forth in Section 2.5.

2.             RESEARCH AND DEVELOPMENT PROGRAM

2.1                               Generally.

2.1.1                              Goal. With respect to any Target, the Parties agree to engage in a Discovery/Development Program to identify and Develop one or more Candidate Products directed to the Lead Target, any other Selected Targets, Replacement Targets and Additional Targets as further described in a Discovery Plan and one or more Development Plans under each Discovery/Development Program.

2.1.2                              Discovery/Development Program Plans.  Each Discovery/Development Program shall include a Discovery Plan and one or more Development Plans in respect to a Target.  The Parties may update and amend the Discovery Plans or Development Plans from time to time through the JSC, subject to Sections 3.2.4 and 3.2.5.

(a)                                          Discovery Plan. The Discovery Plan under a Discovery/Development Program shall set forth, at a minimum: (i) Candidate Product Criteria with respect to the applicable Target; (ii) the specific activities to be conducted by ZEALAND in order to identify Candidate Products from any previously identified, existing or new molecules meeting the Candidate Product Criteria and provide ALEXION with sufficient data and information with respect to such Candidate Product(s) for ALEXION to determine whether to designate such Candidate Product as an Existing Lead Product, Created Lead Product, or Optioned Product, as applicable; and (iii) a proposed timeline and budget for the performance of the Discovery Plan (“Discovery Plan”).

(b)                                          Development Plan. Each Development Plan under a Discovery/Development Program shall set forth, at a minimum, the activities to be conducted by ZEALAND in order to carry out further Development of any Candidate Products thereunder including (i) the generation of sufficient data and information to [***] in connection with obtaining an Acceptance of an IND for a Product containing or consisting of such Candidate Product directed to the applicable Target and (ii) a proposed timeline and budget for the performance of the Development Plan (“Development Plan”).  The Lead Discovery/Development Program including a Discovery Plan and a Development Plan setting forth the specific activities to be conducted by ZEALAND to identify and Develop Candidate Products directed to the Lead Target as agreed to by the Parties is attached hereto as APPENDIX 1.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2.1.3                              Target Option.  At any time during the Target Option Period, ALEXION shall have the option (“Target Option”) to select any Complement Pathway Target in addition to the Lead Target (each a “Selected Target”) as the subject of Discovery/Development Activities under a Discovery/Development Program with respect to such Selected Target, provided that ALEXION may have no more than three (3) Complement Pathway Targets as Selected Targets unless the Parties otherwise agree in writing.  ALEXION shall exercise each Target Option by written notice that specifies the Selected Target and is delivered to ZEALAND prior to the expiration of the Target Option Period (each, such notice a “Target Exercise Notice”).  The Selected Targets are in addition to the Additional Targets.

2.1.4                              Discovery/Development Programs For Selected Targets and Additional Targets.  Upon receipt by ZEALAND of a Target Exercise Notice specifying a Selected Target or an Additional Target Notice specifying an Additional Target, ZEALAND shall promptly prepare a Discovery Plan and Development Plan under a Discovery/Development Program for such Selected Target or Additional Target to be agreed by ALEXION in writing. Upon ALEXION’s written approval of such Discovery Plan and Development Plan pursuant to this Section 2.1.4 and payment of the Target Option Exercise Fee: (i) such Selected Target or Additional Target shall become a Target for all purposes hereunder, (ii) such Discovery Plan and Development Plan shall be attached hereto in APPENDIX 3, and (iii) ZEALAND shall commence Discovery/Development Activities under such Discovery Plan.

2.1.5                              Discovery/Development Program Term.  Each Discovery/Development Program shall have a term: (1) commencing: (i) for the Lead Discovery/Development Program, on the Effective Date and (ii) for any other Discovery/Development Program, upon approval by ALEXION of the Discovery Plan and first Development Plan under such Discovery/Development Program and (2) expiring upon the earlier of: (a) the date of termination of the last of any remaining Discovery Plan and Development Plan under such Discovery/Development Program as determined by the JSC; (b) in the case of a Selected Target, the date of receipt by ZEALAND of a notice from ALEXION nominating a replacement pursuant to Section 2.2.3 of the Target that is the subject of such Discovery/Development Program; (c) the date of termination by ALEXION in its sole discretion of such Discovery/Development Program; or (d) when ZEALAND has expended an amount under such Discovery/Development Program equal to the relevant Per Target Development Cap and ALEXION declines to pay ZEALAND Costs for further Discovery/Development Activities pursuant to Section 2.3.3 (the “Discovery/Development Program Term”).

2.1.6                              Discovery Plan Term.  Each Discovery Plan shall be performed, on a Target-by-Target basis by ZEALAND, under a corresponding Discovery/Development Program during the period (1) commencing (i) for the Discovery Plan of the Lead Discovery/Development Program, on the Effective Date or (ii) for any other Discovery Plan, upon ALEXION’s approval of such Discovery Plan and (2) expiring upon the earlier of (a) the date of completion of all activities contemplated by the Parties under such Discovery Plan as determined by the JSC; (b) the date of termination by ALEXION in its sole discretion of

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

such Discovery Plan; or (c) the date of termination of the corresponding Discovery/Development Program (the “Discovery Plan Term”).

2.1.7                              Development Plan Term.  Each Development Plan shall be performed, on a Candidate Product-by-Candidate Product basis by ZEALAND, during the period (1) commencing, for any Development Plan under a Discovery/Development Program directed to any Target, upon ALEXION’s confirmation of approval of such Development Plan, as may be updated or modified, following the delivery of a Development Decision Notice pursuant to Section 2.2.5 and (2) expiring upon the earlier of (a) the date of Acceptance by a Regulatory Authority, in [***] of an IND filed in connection with the Candidate Product applicable to such Development Plan; (b) the date of completion of all activities contemplated by the Parties under such Development Plan as determined by the JSC; (c) the date of termination by ALEXION in its sole discretion of such Development Plan; or (d) the date of termination of the applicable Discovery/Development Program (the “Development Plan Term”).

2.2                               Performance of Discovery/Development Program.

2.2.1                              Diligent Efforts.  On a Target-by-Target and Candidate Product-by-Candidate Product basis, ZEALAND shall use its Diligent Efforts to conduct each Discovery/Development Program in accordance with the timeframes set forth in the relevant Discovery Plan and any Development Plans thereunder, in accordance with all Applicable Laws (including GLP) and the provisions of this Agreement.  On a Discovery/Development Program-by-Discovery/Development Program Basis, ZEALAND shall dedicate the efforts of a number of FTEs capable of carrying out the Discovery/Development Activities set forth in the corresponding Discovery Plan and any Development Plans to a professional workmanlike standard and shall provide all necessary materials and facilities therefor, as provided in each such Discovery/Development Program.

2.2.2                              Discovery Plan.  During each Discovery Plan Term, ZEALAND will deliver to ALEXION samples of all peptide(s) or other molecule(s) that meet the Candidate Product Criteria set forth in the applicable Discovery Plan, together with a report as set forth in Section 2.4, summarizing the Results and Deliverables of the Discovery Plan within [***] days of submission to ALEXION of each such peptide(s) or other molecule(s).  With respect to peptides or other molecules evaluated by ZEALAND which did not meet the Candidate Product Criteria but [***], the Results and Deliverables shall also include the identities of such other peptides or molecules and the results of each such evaluation.  ZEALAND shall deliver to ALEXION, upon its written request, samples of each peptide or other molecule that did not meet the Candidate Product Criteria but [***] and sufficient data and information with respect to such peptide or molecule for ALEXION to determine whether to designate such peptide or molecule as an Existing Lead Product, Created Lead Product, or Optioned Product as applicable.  Any and all costs incurred by ALEXION in the evaluation of such Candidate Products or such other molecules by ALEXION during the applicable Evaluation Period shall be borne by ALEXION.

2.2.3                              Failure to Deliver Candidate Products. On a Selected Target-by-Selected Target basis, in the event that ZEALAND fails to deliver to ALEXION any peptides or other molecules

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

meeting the Candidate Product Criteria, within [***] months of [***] under a given Discovery/Development Program, or as otherwise agreed by the JSC, ALEXION shall have the right to nominate in writing any [***] Target as a replacement for the Selected Target that is the subject of such Discovery/Development Program (a “Replacement Target”).  On the receipt by ZEALAND of such nomination, the peptides or other molecules included in the Results and Deliverables under the Discovery/Development Program for the Selected Target that has been replaced shall be treated to the extent the minimum information required in Section 2.5 has been provided, as though they were peptides or molecules for which ALEXION has not elected to add to this Agreement pursuant to Section 2.5.  Effective as of such nomination (i) the JSC shall prepare a Discovery Plan and a Development Plan under a Discovery/Development Program corresponding to such Replacement Target pursuant to Section 2.1.4 and (ii) upon ALEXION’s approval of such Discovery Plan and Development Plan the Replacement Target shall automatically be deemed a Target for all purposes under this Agreement and ZEALAND shall commence Discovery/Development Activities under such Discovery Plan.  Within [***] days of the nomination of a Replacement Target by ALEXION, ZEALAND shall provide ALEXION with a summary of ZEALAND Costs expended under the Discovery Plan of the Discovery/Development Program directed to the replaced Selected Target (“Expended Discovery Costs”).  The Per Target Development Cap for the Discovery/Development Program directed to the Replacement Target shall be equal to [***] (“Replacement Development Cap”).  Each Selected Target may [***] pursuant to this Section 2.2.3 (and [***]) and this Section 2.2.3 shall [***].

2.2.4                              Development Decision Notice. For each peptide or molecule, ALEXION shall determine whether ALEXION wishes to designate one or more peptide(s) or molecule(s) to be Candidate Product(s) for progression to Discovery/Development Activities under a Development Plan of the applicable Discovery/Development Program.  In the case of any Development Decision Notice delivered under the Lead Discovery/Development Program, such notice shall, for an Existing Lead Molecule or Created Lead Molecule, whether such molecule is [***] or [***].  ALEXION shall consider ZEALAND’S comments regarding such designation(s) but shall make any designation(s) in its sole discretion.  For clarity, a Development Decision Notice with respect to a peptide or other molecule that did not meet all of the applicable Candidate Product Criteria but which [***] shall be considered a designation of such peptide or other molecule as a “Candidate Product”.  In the event that ALEXION does not provide a Development Decision Notice in respect of any Candidate Products with respect to a Selected Target, Replacement Target or Additional Target prior to the end of the Evaluation Period applicable to such Target, such Candidate Products shall be treated as though they are peptides or molecules ALEXION has not elected to add to this Agreement pursuant to Section 2.5.

2.2.5                              Development Plan.  Upon the receipt by ZEALAND of a Development Decision Notice designating, in accordance with this Agreement, a peptide or molecule as a Candidate Product for further Development, the JSC will promptly review the Development Plan under the applicable Discovery/Development Program approved by ALEXION with respect to the applicable Target and determine whether any updates or other modifications are warranted based on the identity of the Candidate Product and other information including the Results and Deliverables generated during the applicable Discovery Plan.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Upon ALEXION’s confirmation of approval of such Development Plan, or approval with respect to any updates or modifications, such Development Plan (if updated or modified) shall become part of the applicable Discovery/Development Program and, in the case of a Development Plan directed to the Lead Target, be attached hereto in APPENDIX 1 or, in the case of an Optioned Target, be attached hereto in APPENDIX 3, and, only then, shall ZEALAND commence Discovery/Development Activities thereunder.

2.2.6                              Subcontracting.  ZEALAND may not subcontract any of its Discovery/Development Activities except with the prior written consent, not to be unreasonably withheld, conditioned or delayed, of ALEXION and in compliance with the provisions of Section 9.2.6; provided that, ALEXION’s consent shall not be required with respect to any subcontractor listed on APPENDIX 6, which list shall be provided for approval by ALEXION, such approval not to be unreasonably withheld, conditioned or delayed, within [***] days after the Effective Date.

2.2.7                              Research and Evaluation Material and Technology Transfer. The Results and Deliverables under any Discovery/Development Program shall include materials and samples of any previously identified, existing or new peptides or molecules that do not meet the Candidate Product Criteria but [***], that were screened, analyzed, identified, discovered, or generated during any Discovery/Development Activities under the Discovery/Development Program, including of any specific activities to be conducted by ZEALAND to identify Candidate Products, as reasonably necessary or useful for ALEXION to exercise its rights to evaluate Candidate Products as set forth herein and otherwise practice the licenses granted under this Agreement.

2.3                               Discovery/Development Program Costs.

2.3.1                              ZEALAND’s Responsibilities.  ZEALAND shall be responsible for all costs and expenses of conducting all Discovery/Development Activities under the Discovery Plan and any Development Plans, including as may be updated by the JSC, of each Discovery/Development Program, provided that ZEALAND Costs in total for the Discovery/Development Activities under a given Discovery/Development Program for a Target shall not exceed the following amounts (each the “Per Target Development Cap” for an applicable Target):

(a)                        the Per Target Development Cap for the Lead Target shall be [***] Dollars ($[***]);

(b)                        the Per Target Development Cap for a Selected Target that has not been replaced pursuant to Section 2.2.3 shall be [***] Dollars ($[***]);

(c)                         the Per Target Development Cap for a Replacement Target shall be: (i) for the Discovery Plan, [***]; and (ii) for the Development Plan, [***].

2.3.2                              Effect of a Development Decision Notice in relation to a Replacement Target.  Where ALEXION has replaced a Selected Target pursuant to Section 2.2.3, and it subsequently delivers a Development Decision Notice in respect of one or more Candidate Products in

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

respect of such Replacement Target, it shall, in accordance with Section 2.3.3(a) pay to ZEALAND an amount equivalent to [***].

2.3.3                              ALEXION’S Payment Obligations. ALEXION’s payment obligations with respect to the performance of a Discovery/Development Program shall be limited to amounts payable pursuant to Sections 2.3.2, 6.1.1 and 6.2; provided that [***].  The Parties shall [***].

(a)                                          Reimbursement Procedure. For all Discovery/Development Activities for which ALEXION is responsible under this Section 2.3.3, ALEXION shall pay [***].  ZEALAND shall invoice ALEXION for [***], with an itemized documentation reasonably supporting the Invoice, and ALEXION shall pay ZEALAND all undisputed amounts due under this Section 2.3.3 within [***] days following ALEXION’s receipt of the applicable Invoice for [***].

(b)                                          No Obligation. Except as expressly set forth in this Section 2.3.3 ALEXION shall have no obligation to [***].  ZEALAND shall not be required to [***].

2.4                               Reports. During the Discovery/Development Program Term of a Discovery/Development Program for a particular Target, ZEALAND shall furnish ALEXION with written reports to update ALEXION on the status of the Discovery/Development Activities being performed thereunder.  During each Discovery Plan Term, ZEALAND shall provide such reports [***] and each such report shall include at a minimum [***].  During the Development Plan Term of each Development Plan, ZEALAND shall provide reports on a [***] basis and each such report shall include at a minimum [***].  Each report (whether for the Discovery Plan or Development Plan) must be sufficient in content and detail to allow ALEXION to evaluate the progress of the Discovery/Development Activities in relation to the requirements, goals, and budget of the applicable Discovery/Development Program and to exercise its rights hereunder.  In addition, ZEALAND will provide to ALEXION such other information as may be related to or required under any Discovery Plan or Development Plan or otherwise for the performance of the Discovery/Development Program, and which is reasonably requested by ALEXION.

2.5                               Additional Targets. From [***] until [***], ZEALAND shall not and shall cause its Affiliates not to (a) Develop, Commercialize or Manufacture any molecule or other product that is directed to, binds to, or otherwise modulates any [***] Target (other than activities performed on behalf of ALEXION with respect to a Target) or (b) enable, assist or grant any rights to a Third Party to conduct any activities described in clause (a) without first notifying ALEXION in writing (“ZEALAND Target Notice”). The ZEALAND Target Notice shall specify the [***] Target and include such information as has been generated by ZEALAND on such [***] Target (including, at a minimum [***]).  Upon the receipt of a ZEALAND Target Notice, ALEXION shall have [***] days in which to request reasonable additional information and access with respect to such [***] Target and ZEALAND shall provide ALEXION with such information and access.  The date on which ALEXION has received such additional information and access shall be the “Additional Target Trigger Date”.  ALEXION shall have the right, in its sole discretion, to add such [***] Target as an “Additional Target” under the terms and conditions of this Agreement applicable to an Optioned Target in addition to the three Optioned Targets provided in this Agreement by written notice delivered within [***] months of the Additional Target Trigger Date (“Additional Target

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Notice”).  If ALEXION does not so elect to add the Additional Target within [***] months of the Additional Target Trigger Date, ZEALAND may pursue the manufacture, development and commercialization of the peptides or molecules with respect to the [***] Target (other than any Target) in each case solely if and as set forth in the ZEALAND Target Notice.

2.6                               Exclusivity.  Prior to [***], other than: (i) [***] performance under this Agreement; (ii) the [***]; and (iii) the [***] as permitted under Section 2.5; [***] shall not, and shall cause its Affiliates not to, (a) Develop, Commercialize or Manufacture any [***] or (b) enable, assist or grant any rights to a Third Party to conduct any activities described in clause (a) of this sentence.  During ***], [***] shall not, and shall cause its Affiliates not to (x) commence or conduct the Development, Commercialization or Manufacture of any [***] or (y) assist, enable, or grant any rights to a Third Party to conduct any activities described in clause (x) of this sentence.

2.7                               [***] Model.

2.7.1                              [***] Model Work Plan.  Within [***] days of the Effective Date, the JSC will prepare a work plan describing specific activities to be conducted by ZEALAND for Developing a [***] model (“[***] Model”)] for use in Developing Candidate Products or Products.  Such work plan (“[***] Model Work Plan”) will include, at a minimum, a detailed timeline for Developing the [***] Model and a budget for all activities described therein. The JSC may, from time to time, update the work plan.

2.7.2                              Performance of [***] Work Plan.

(a)                                 ZEALAND will use its Diligent Efforts (in accordance with Section 2.7.2(b)) to carry out the activities within the times agreed upon and set forth in the [***] Work Plan, accordance with all Applicable Laws and the provisions of this Agreement.

(b)                                 ZEALAND shall devote the efforts of suitably qualified and trained employees and research assistants capable of carrying out the activities set forth in the [***] Work Plan to a professional workmanlike standard and shall provide all necessary materials and facilities therefor.

(c)                                  ZEALAND may not subcontract any of its activities under the [***] Work Plan except with the prior written consent of ALEXION (such consent not to be unreasonably withheld, conditioned or delayed), and in compliance with the provisions of Section 9.2.6; provided that, ALEXION’s consent shall not be required with respect to any subcontractor listed on APPENDIX 6.

(d)                                 The Results and Deliverables under the [***] Work Plan shall include materials and samples including of any previously identified, existing or new molecules used in, screened, analyzed, identified, discovered, or generated in the [***] Work Plan.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

2.7.3                              [***] Work Plan Costs; Payment.  For all activities under the [***] Work Plan, ALEXION shall pay [***].  ZEALAND shall invoice ALEXION, and ALEXION shall pay ZEALAND all undisputed amounts due under this Section 2.7.3 for each [***], with an itemized documentation reasonably supporting the Invoice within [***] days following ALEXION’s receipt of the applicable Invoice for [***].

2.7.4                              [***] Technology Transfer. In addition to the information, data and materials exchanged between the Parties through the JSC with respect to the [***] Work Plan, within [***] days after the conclusion of the [***] Work Plan, ZEALAND shall transfer, at [***], to ALEXION all the data, information, materials and samples set out as Results and Deliverables under the [***] Work Plan.  In addition to the foregoing technology transfer, at ALEXION’s reasonable request, ZEALAND shall provide ALEXION at [***] up to [***] FTE hours of support, including technical and quality support, to enable ALEXION to use such Results and Deliverables in the Development, Commercialization, Manufacture and other exploitation of any Product, Target, or Candidate Product.

2.8                               Discovery/Development Quality. ZEALAND will conduct all Discovery/Development Activities and any activities under the [***] Work Plan in accordance with Applicable Law (including GLP) and the provisions of this Agreement.

2.9                               Inspection and Auditing Rights.  ALEXION shall have the right, at [***], to audit, inspect and observe the facilities utilized by ZEALAND for the Discovery/Development Activities, and any activities under the [***] Work Plan, including ZEALAND’s compliance with Applicable Laws and the terms and conditions of this Agreement, during normal business hours and upon at least [***] days’ prior notice.  ZEALAND shall make available to ALEXION all relevant records and reports.  ZEALAND agrees to respond to ALEXION’s audit findings within [***] days of receipt of ALEXION’s audit report, to take prompt corrective action to remedy any observed violations of the terms of this Agreement or of Applicable Law.  Such audits may be conducted no more than [***] per [***], provided that ALEXION may also conduct follow-up audits or inspections at [***] at any time or times during a Calendar Year that are directed at significant or critical quality issues observed during the regular audit or brought to ALEXION’s attention by Regulatory Authorities.

3.             GOVERNANCE

3.1                               Collaboration Management.

3.1.1                              Discovery/Development Program Leaders. Each Party will appoint a single individual to act as a point of contact between the Parties to support the Discovery/Development Programs and the Discovery/Development Programs (the “Program Leaders”). The initial Program Leaders shall be set forth in APPENDIX 4 — Title: “Contact List” hereto.  Either Party may change the person designated as Program Leader upon written notice (including, in this case, via email notification) to the other Party, provided that such new Program Leader is, in the reasonable opinion of the appointing Party, suitably qualified.

3.1.2                              Roles and Responsibilities. The Program Leaders will be responsible for (i) facilitating the flow of information and otherwise promoting communication of the day-to-day work

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

for each Discovery/Development Program and Discovery/Development Program, (ii) coordinating all work to be conducted under each Discovery/Development Program and Discovery/Development Program, and (iii) all scientific and technical questions addressed by one Party to the other Party. The Program Leaders shall conduct regular telephone conferences every [***] weeks, or more frequently as deemed necessary or appropriate by the Parties, to exchange information regarding the progress of each research project under and according to the applicable Discovery Plan or any Development Plans under a Discovery/Development Program and [***] Work Plan.

3.2                               Governance.

3.2.1                              Joint Steering Committee.  Within thirty (30) days after the Effective Date of this Agreement, ZEALAND and ALEXION will form a joint steering committee (the “Joint Steering Committee” or “JSC”), which will be comprised of an equal number of representatives from each Party, as further provided below.  Subject to (i) the prior written consent of the other Party, (ii) a written non-conflict of interest statement of any individual invited by a Party but not employed by such Party, and (iii) execution of a confidentiality agreement, either Party may invite non-voting employees and, as approved in advance by the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, consultants or scientific advisors to attend meetings of the JSC and to review and discuss the Discovery/Development Program and the Discovery/Development Program.

3.2.2                              Meetings. The JSC will meet in person (alternating between a site designated by each of ZEALAND and ALEXION) or by teleconference at least once every [***], or with such other frequency as the Parties may mutually agree provided always that there shall be at least one face-to-face meeting [***].  Specific meeting dates will be defined by mutual agreement of the Parties.

3.2.3                              Responsibilities.  The JSC shall oversee the Discovery/Development Programs and activities under the [***] Work Plan.  Within such scope the JSC shall, subject to Section 3.2.4 and Section 3.2.5:

(a)                                 review the efforts and the progress of the Parties in the conduct of the Discovery/Development Programs and activities under the [***] Work Plan;

(b)                                 review ZEALAND Costs (both for the past and expected) under each Discovery/Development Program with respect to the applicable Per Target Development Cap or Replacement Development Cap during the Discovery Plan Term of each Discovery Plan, review the [***] reports under Section 2.4 and any Results and Deliverables with respect to each peptide or molecule (i) meeting the Candidate Product Criteria (if any) or (ii) evaluated with respect to the Candidate Product Criteria (if any).  The JSC shall consider and advise regarding the progress towards the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Candidate Product Criteria and any technical and budgetary issues that arise;

(c)                                  during each Discovery Plan Term, review ZEALAND’s [***] update reports to ALEXION on the status of the Discovery/Development Activities being performed for each Target, including with respect to the status of the [***] Activities and any peptides or other molecules in relation to the Candidate Product Criteria;

(d)                                 during each Development Plan Term, review ZEALAND’s [***] update reports to ALEXION on the status of the Discovery/Development Activities being performed for each Target;

(e)                                  review and amend any Discovery Plans, Development Plans and the [***] Work Plan including with respect to any proposed revision or modification to such plan that (i) changes any timeline to complete any part of any such Discovery Plans, Development Plans or [***] Model Work Plan; (ii) alters the allocation of resources devoted by ZEALAND to any such Discovery Plans, Development Plans or [***] Model Work Plan; (iii) changes any of the Deliverables under any such any such Discovery Plans, Development Plans or [***] Model Work Plan; or (iv) changes any of the Candidate Product Criteria in any such Discovery Plan;

(f)                                   consider and advise on any technical, quality or safety issues that arise under the Discovery/Development Programs or the [***] Work Plan;

(g)                                  form such other committees as the JSC may deem appropriate, provided that such committees may make recommendations to the JSC but may not be delegated JSC decision-making authority;

(h)                                 attempt to resolve any disputes on an informal basis; and

(i)                                     address such other matters relating to the Discovery/Development Activities and the activities under the [***] Work Plan as either Party may bring before the JSC.

3.2.4                              Decision Making Authority.  A quorum for a meeting of the JSC shall require the presence of at least one (1) representative from each Party.  The JSC shall endeavor to reach decisions by consensus, with each Party, through its representative members of the JSC, having one (1) vote.  In the event that any subcommittee formed by the JSC does not reach a consensus agreement with respect to any material decision within [***] Business Days following a vote on such decision, the matter shall first be referred to the JSC for resolution.  If the JSC cannot agree on a certain matter, then [***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

3.2.5                              Limits on JSC Decision Making Authority. Except as provided under [***], neither Party shall have the authority to make any decision without the prior written consent of the other Party that would result in any revision or modification to any Discovery/Development Program (including any Discovery Plan or Development Plan thereunder) that (i) [***] or (ii) [***].  Further, except as expressly set forth herein, the JSC shall not have the power to amend the terms of, or waive compliance with, this Agreement.

3.3                               Disbandment of the JSC. Upon the later of the expiration (or earlier termination) of the (i) last Discovery/Development Program for the last Product and (ii) the completion of activities under the [***] Work Plan, the JSC will have a final meeting to review the results of the overall collaboration and will thereafter be disbanded and will have no further authority with respect to the activities hereunder; provided that, in the event of an [***], the JSC shall, at [***], be disbanded and will have no further authority with respect to the activities hereunder.

4.             DEVELOPMENT, REGULATORY APPROVALS AND COMMERCIALIZATION

4.1                               Technology Transfer. In addition to the information, data and materials exchanged between the Parties through the JSC, on a Product-by-Product, Target-by-Target, and Candidate Product-by-Candidate Product basis, within [***] days after the conclusion of each Discovery Plan Term, Development Plan Term, and Discovery/Development Program Term in respect of the relevant Product, Target, and Candidate Products and at ALEXION’s reasonable request, ZEALAND shall transfer to ALEXION, at [***], all the data, information, materials, samples, know-how, and technology, in each case to the extent Controlled by ZEALAND and, in relation to the Manufacture of Products, from its CMOs (to the extent available to ZEALAND under (and subject to the terms of) a CMO Supply Agreement), set out as Results and Deliverables in the relevant Discovery Plan, Development Plan, and Discovery/Development Program.  In addition to the foregoing technology transfer, ZEALAND shall provide ALEXION up to [***] FTE hours of support, including technical and quality support, to enable ALEXION to use such Results and Deliverables in the Development, Commercialization, Manufacture and other exploitation of the subject Product, Target, and Candidate Product.

4.2                               Subsequent Development. Following the conclusion of the Development Plan Term in respect of a Product, ALEXION shall have sole control over, shall bear all costs and expenses of, and shall have sole discretion and decision-making authority with respect to, any further Development of such Product.

4.3                               Regulatory Activities. ALEXION shall have sole control over, will own and control, and will bear all costs and expenses of, preparing and submitting applications for and obtaining and maintaining Regulatory Approvals for Products, including the filing of INDs for Products and communications with Regulatory Authorities. ZEALAND will [***] and provide [***] to ALEXION in its efforts to prepare and submit any submissions, documents or other correspondence to any Regulatory Authority in connection with obtaining, supporting, or maintaining Regulatory Approvals for any Products, including any preclinical packages, regulatory meeting requests, and any IND, NDA, sNDA and necessary drug master files (“DMFs”)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

submissions (“Regulatory Documentation”). ZEALAND shall provide [***], and ALEXION will [***].

4.4                               Commercialization. ALEXION shall have sole control over, shall bear all costs and expenses of, and shall have sole discretion and decision-making authority with respect to, the Commercialization of Products.

4.5                               Diligence.

4.5.1                              Development Diligence. ALEXION will, either itself or through an Affiliate or Sublicensee, use Commercially Reasonable Efforts in compliance with Applicable Law (including cGCP), to Develop and seek Regulatory Approval for [***].  ALEXION’s obligations under this Section begin on the date of the delivery by ZEALAND of Results and Deliverables containing all necessary data and information to prepare and submit an application for an IND to the applicable Regulatory Authority, in [***] in respect of such Product.

4.5.2                              Deemed Satisfaction of ALEXION Diligence Obligations. On a Target-by-Target basis, and without in any way expanding ALEXION’s obligations under this Agreement, ALEXION’s expenditure of at least [***] dollars ($[***]) (including [***]) during any Calendar Year directly allocable to the Development, Regulatory Approval, or Commercialization of [***] Products directed to a given Target will be conclusive evidence that ALEXION has satisfied all ALEXION diligence obligations under this Agreement with respect to such Target for such Calendar Year.

4.5.3                              Commercial Diligence. Upon receiving Regulatory Approval for a Product in [***], ALEXION will use, or will cause its Affiliates or Sublicensees to use, Commercially Reasonable Efforts to Commercialize such Product in such country in compliance with the requirements of all Applicable Laws.  ALEXION shall have no other diligence obligations with respect to the Commercialization of Candidate Products.

4.5.4                              ALEXION’s Development Reports.  At least [***], ALEXION will prepare, and provide to ZEALAND, a report summarizing ALEXION’s [***] (the “Development Report”), including [***].  Upon ZEALAND’s reasonable request to ALEXION within [***] days after receipt of a Development Report, ZEALAND will [***].  The Development Report and [***] will be [***] under this Section 4.5.

4.5.5                              Discontinuation.  ALEXION reserves at all times the freedom and right, in its own discretion, to decide to discontinue any Development, Commercialization or Manufacturing of any Product, without any liability of ALEXION or its Affiliates to ZEALAND by reason of such discontinuation.  In the event that ALEXION notifies ZEALAND there is a Discontinued Product, ZEALAND may request in writing that the Discontinued Product be returned to ZEALAND pursuant to Section 12.9.2, provided that ZEALAND shall consider in good faith ALEXION’s input with respect to any further Development or Commercialization by ZEALAND of such Discontinued Product.

4.5.6                              Prudent Business Judgment.  For the avoidance of doubt, nothing in this Section 4 will be construed to require ALEXION to act contrary to its prudent business judgment.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

4.6                               Other [***]. [***] understands and acknowledges that [***] or [***], including [***], involving [***] this Agreement.  [***] acknowledges and agrees that [***] this Agreement will be [***] that [***] will not [***] or [***] this Agreement.

4.7                               ZEALAND Support.  The Parties understand and agree that it may be necessary for ALEXION from time to time to seek guidance from ZEALAND following the Initial Development Period, and ZEALAND hereby agrees, upon reasonable request by ALEXION, to provide such guidance as a consultant.  ZEALAND shall provide [***].  ZEALAND shall [***], and ALEXION shall [***].

5.             MANUFACTURING

5.1                               Clinical Trial and Commercial Supply. Subject to the agreement of (i) applicable CMO Supply Agreements to which ZEALAND is a Party and (ii) any supply agreement between ZEALAND and ALEXION, ZEALAND shall use diligent efforts to supply through permitted CMOs each Product for pre-clinical, clinical trial and commercial supply for a minimum period of [***] in accordance with this Article 5.  ZEALAND and ALEXION shall agree prior to engaging any such CMO (which approval shall not be unreasonably withheld, conditioned or delayed), and ALEXION shall pay for such supply at a cost equal to [***].  Within [***] days following the Effective Date, the Parties shall discuss the basis on which any clinical and commercial supply of Candidate Products to ALEXION will be made including the terms that should be included in the agreement pursuant to which supply will be made and whether the relevant agreement with permitted CMOs (each a “CMO Supply Agreement”) will be entered into by ALEXION and/or ZEALAND and which of the Parties should lead such negotiations.

5.1.1                              Clinical CMO Supply Agreement. Subject to Sections 5.1 and 5.4, the Parties shall negotiate diligently with permitted CMOs with a view to executing a CMO Supply Agreement for pre-clinical and Clinical Trial supply of each Product within [***] days following the Effective Date, such CMO Supply Agreement to contain mutually agreed supply terms and conditions consistent with the principles set forth on Schedule 5 hereto reasonably acceptable to ALEXION.

5.1.2                              Commercial CMO Supply Agreement. Subject to Sections 5.1 and 5.4, the Parties shall negotiate diligently with permitted CMOs with a view to executing a CMO Supply Agreement for commercial supply of each Product within [***] following the Effective Date, such CMO Supply Agreement to contain mutually agreed supply terms and conditions consistent with the principles set forth on Schedule 5 hereto reasonably acceptable to ALEXION.

5.2                               Where ZEALAND is to be the sole party to the CMO Supply Agreement, then ZEALAND shall lead negotiations provided that ZEALAND shall keep ALEXION fully informed of the progress of any such negotiations and shall provide copies of each draft of the CMO Supply Agreement received from such CMO.  ZEALAND shall include all of ALEXION’s reasonable comments in such CMO Supply Agreement and shall use its reasonable efforts to include in such CMO Supply Agreement the provisions set out in Schedule 5, provided always that ZEALAND shall not be in breach of this Agreement if a CMO is not prepared to give such contract terms.  ZEALAND will use its reasonable efforts to ensure that ALEXION is a third party beneficiary of all of

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

ZEALAND’s rights under the CMO Supply Agreement provided always that ZEALAND’s liability in relation to the supply of Product to ALEXION pursuant to such CMO Supply Agreement shall not [***] other than to the extent that [***]. In any event, ZEALAND shall not enter into any such CMO Supply Agreement without ALEXION’s prior written consent, both as to the identity of the CMO and the terms of the CMO Agreement.

5.3                               Where ALEXION is to be a party to the CMO Supply Agreement, then ALEXION shall lead negotiations provided that ZEALAND shall give ALEXION all advice and cooperation reasonably requested by ALEXION, including on each draft of the CMO Supply Agreement received by ZEALAND from ALEXION.  In the event that ZEALAND is also a party to the CMO Supply Agreement ZEALAND’s liability in relation to the supply of Product to ALEXION pursuant to such CMO Supply Agreement shall not [***] other than to the extent that [***]. In any event, ZEALAND shall not be required to be a party to a CMO Supply Agreement unless it has agreed to the identity of the CMO and the terms of the CMO Supply Agreement.

5.4                               Manufacturing Step In. On a Product-by-Product basis, subject to the terms of the relevant CMO Supply agreement and any supply agreement between ALEXION and ZEALAND, ALEXION shall have the right, but not the obligation, at any time, for any reason or for no reason, to assume responsibility for Manufacturing any Product. Such Manufacturing responsibility may be executed directly by ALEXION or through one or more CMOs. ALEXION will provide ZEALAND [***] day notice of its intention to assume responsibility for Manufacturing and such notice will also act as a termination notice for the applicable CMO Supply Agreement, such termination to become effective upon the initiation of such Manufacturing by ALEXION or its CMOs (subject to the terms of the relevant CMO Agreement).

5.5                               ZEALAND Support.  The Parties understand and agree that it may be necessary for ALEXION from time to time to seek guidance from ZEALAND in relation to the Manufacture of Products, following the technology transfer contemplated by this Agreement, including with respect to scale-up activities, and ZEALAND hereby agrees to provide reasonable guidance as a consultant.  ZEALAND shall provide [***].  ZEALAND shall [***], and ALEXION shall [***].

6.             PAYMENTS AND ROYALTIES

6.1                               One-time Upfront Payment; Equity Investment.

6.1.1                              Upfront Payment. Within [***] Business Days following the Effective Date, ALEXION shall pay to ZEALAND a one-time and non-refundable, upfront payment of Twenty-Five Million Dollars ($25,000,000), which amount shall be payable in cash by wire transfer into an account designated in writing by ZEALAND.

6.1.2                              Equity Investment. As of the Effective Date, the Parties have entered into a share issuance agreement, pursuant to which an ALEXION Affiliate will purchase ordinary shares of ZEALAND.

6.2                               Target Option Exercise Fee.  On an Optioned Target-by-Optioned Target basis, within [***] Business Days of ALEXION’s approval of a Discovery Plan under a Discovery/Development Program for such Optioned Target in accordance with Section 2.1.3 and 2.1.4, as full consideration for and payment of ZEALAND’s Discovery/Development Activities subject to Section 2.3 for

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

each such Optioned Target: ALEXION shall pay to ZEALAND a one-time non-refundable, non-reimbursable and non-creditable payment of Fifteen Million Dollars ($15,000,000) (“Target Option Exercise Fee”).

6.3                               Milestone Payments.

6.3.1                              Discovery/Development Program Milestones.  On a Target-by-Target basis (except as expressly set forth below with respect to a [***] Product and a [***] Product), ALEXION shall make the one-time non-refundable milestone payments (each, a “Development Milestone Payment”) to ZEALAND set forth below in this Section 6.3.1 upon the first occurrence of the corresponding development or regulatory milestones events set forth below in this Section 6.3.1 (each, a “Development Milestone Event”) for the first Product directed to a given Target. As the [***] payment of Development Milestone Payments, such payments shall be payable with respect to each of a [***] Product] and a [***] Product that is the [***] Product and [***] Product to achieve the corresponding Development Milestone Events.  In the event that one (1) or more Development Milestone Events in a given region are skipped for a Product, such skipped Development Milestone Events shall be payable upon achievement of the subsequent Development Milestone Event applicable to the same region.  For clarity, a Development Milestone Event in one (1) region shall not be deemed to be skipped solely because of the achievement of any Development Milestone Event in a different region (e.g., a [***] in [***] shall not trigger any Development Milestone Payment applicable to [***] or [***] even if no Development Milestone Events had yet been achieved in [***] or [***]).  ALEXION shall, within [***] days after ALEXION becomes aware of the achievement of a Development Milestone Event, notify ZEALAND in writing that such Development Milestone Event has occurred, and ZEALAND shall provide ALEXION with an Invoice related to the respective Development Milestone Payment.  Each of the Development Milestone Payments shall be payable to ZEALAND by ALEXION within [***] days of receipt by ALEXION of such Invoice.  The maximum amount payable by ALEXION with respect to the Lead Target, assuming there is [***], under this Section 6.3.1, if all Development Milestone Events occur, is [***] Dollars ($[***]).  The maximum amount payable by ALEXION with respect to any Target other than the Lead Target under this Section 6.3.1, if all Development Milestone Events occur, is [***] Dollars ($[***]).

Development Milestone Event	Development Milestone Payment for each Development Milestone Event
Each of the following shall be a Development Milestone Event: [***]	$	[***]
Each of the following shall be a Development Milestone Event: [***]	$	[***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Development Milestone Event	Development Milestone Payment for each Development Milestone Event
Each of the following shall be a Development Milestone Event: [***]	$	[***]
Each of the following shall be a Development Milestone Event: [***]	$	[***]
Each of the following shall be a Development Milestone Event: [***]	$	[***]
The first to occur of: (i) [***] or (ii) [***] shall be a Development Milestone Event for each of the following: [***]	$	[***]
Each of the following shall be a Development Milestone Event: [***]	$	[***]
Each of the following shall be a Development Milestone Event: [***]	$	[***]
Each of the following shall be a Development Milestone Event: [***]	$	[***]

6.3.2                              Existing Lead Product Sales Milestones. ALEXION shall make a one-time, non-refundable sales milestone payment (each, an “Existing Product Sales Milestone Payment”) to ZEALAND upon the first occurrence of each of the corresponding milestone events based on worldwide, total Net Sales of all Products that are, contain or consist of any Existing Lead Molecules in a Calendar Year (each, an “Existing Product Sales Milestone Event”) as set forth in the table below in this Section 6.3.2.  If a particular Existing Product Sales Milestone Event threshold triggering an Existing Product Sales Milestone Payment first occurs in the same Calendar Year as the first occurrence of one (1) or more lower Existing Product Sales Milestone Event thresholds, then any unpaid Existing Product Sales Milestone Payments for such lower Existing Product Sales Milestone Events shall be payable in addition to the Existing Product Sales Milestone Payment in respect of the higher Existing Product Sales Milestone Event.  Net Sales of any Product not containing an Existing Lead Molecule shall not (1) count toward the achievement of any Existing Product Sales Milestone Event or (2) otherwise be considered in determining whether an Existing Product Sales Milestone Payment was triggered.  For clarity: (i) no Existing Product Sales Milestone Payment shall be payable more than one (1) time for all Existing Lead Products, and (ii) the total of the Existing

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Product Sales Milestone Payments for the Lead Target payable during the Term shall not exceed $[***] Dollars ($[***]).

Existing Product Sales Milestone Events	Existing Product Sales Milestone Payments
First Calendar Year in which aggregate annual Net Sales of Products containing Existing Lead Molecules in the Territory equal or exceed $[***]	$	[***]
First Calendar Year in which aggregate annual Net Sales of Products containing Existing Lead Molecules in the Territory $[***]	$	[***]
First Calendar Year in which aggregate annual Net Sales of Products containing Existing Lead Molecules in the Territory $[***]	$	[***]
First Calendar Year in which aggregate annual Net Sales of Products containing Existing Lead Molecules in the Territory $[***]	$	[***]
First Calendar Year in which aggregate annual Net Sales of Products containing Existing Lead Molecules in the Territory $[***]	$	[***]

6.3.3                              Created Lead Product and Optioned Product Sales Milestones. ALEXION shall make on a Target-by-Target basis, a one-time, non-refundable sales milestone payment (each, a “Sales Milestone Payment”) to ZEALAND upon the first occurrence of each of the corresponding milestone events based on the worldwide, total Net Sales of all Created Lead Products or Optioned Products in each case as directed to a given Target, in a Calendar Year (each, a “Sales Milestone Event”) as set forth in the table below in this Section 6.3.3.  If a particular Sales Milestone Event threshold triggering a Sales Milestone Payment first occurs in the same Calendar Year as the first occurrence of one (1) or more lower Sales Milestone Event thresholds, then any unpaid Sales Milestone Payments for such lower Created Lead Product or Optioned Product Sales Milestone Events shall be payable in addition to the Sales Milestone Payment in respect of the higher Sales Milestone Event.  Net Sales of (a) any Product which is not a Created Lead Product shall not (1) count toward the achievement of any Sales Milestone Event for Created Lead Products or (2) otherwise be considered in determining whether a Sales Milestone Payment was triggered for Created Lead Products and (b) Optioned Products not directed to a given Target shall not (1) count toward the achievement of any Sales Milestone Event for such given Target or (2) otherwise be considered in determining whether a Sales Milestone Payment was triggered for such given Target.  For clarity: (i) no Sales Milestone Payment for Created Lead Products shall be payable more than one (1) time for all Created Lead Products and no Sales Milestone Payments for Optioned Products shall be payable more than one (1) time for each Optioned Target, and (ii) the total of Sales Milestone Payments payable for all Created Lead Products shall not exceed [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Dollars ($[***]), and (iii) on a Target-by-Target basis the Total of Sales Milestone Payments for all Optioned Products directed to a given Target shall not exceed [***] Dollars ($[***]).

Created Product and Optioned Product Sales
Milestone Events and Payments on a
Target-by-Target basis

Sales Milestone Event	Sales Milestone Payment

First Calendar Year in which aggregate annual Net Sales of (i) in the case of the Lead Target, all Created Lead Products or (ii) in the case of other Targets, all Optioned Products directed to such Target in the Territory equal or exceed $[***]

	$	[***]

First Calendar Year in which aggregate annual Net Sales of (i) in the case of the Lead Target, all Created Lead Products or (ii) in the case of other Targets, all Optioned Products directed to such Target in the Territory equal or exceed $[***]

	$	[***]

First Calendar Year in which aggregate annual Net Sales of (i) in the case of the Lead Target, all Created Lead Products or (ii) in the case of other Targets, all Optioned Products directed to such Target in the Territory equal or exceed $[***]

	$	[***]

First Calendar Year in which aggregate annual Net Sales of (i) in the case of the Lead Target, all Created Lead Products or (ii) in the case of other Targets, all Optioned Products directed to such Target in the Territory equal or exceed $[***]

	$	[***]

First Calendar Year in which aggregate annual Net Sales of (i) in the case of the Lead Target, all Created Lead Products or (ii) in the case of other Targets, all Optioned Products directed to such Target in the Territory equal or exceed $[***]

	$	[***]

6.4                               Sales Milestone Payment Terms.  Subject to Sections 6.3.2 and 6.3.3, ALEXION will make any Existing Product Sales Milestone Payment or Sales Milestone Payment within [***] days after the end of the Calendar Quarter within which the corresponding Existing Product Sales Milestone Payment or Sales Milestone Event first occurred.

6.5                               Royalties.

6.5.1                   Existing Lead Products Royalties.  On an Existing Lead Product-by-Existing Lead Product and country-by-country basis and subject to Section 6.9 ALEXION shall pay royalties to ZEALAND based on total worldwide Net Sales of a given Existing Lead Product (excluding Net Sales of all other Products including other Existing Lead

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Products) in a given Calendar Year (“Per Existing Lead Product Sales”) during the Royalty Term applicable to such Existing Lead Product and country at the rates set forth in the table set forth below. In the event that a Product contains or consists of an Existing Lead Product and a Created Lead Product and/or an Optioned Product, such Product shall be an Existing Lead Product for the duration of the Royalty Term applicable to such Existing Lead Product and country and, to the extent that the Royalty Term applicable to the relevant Created Lead Product and/or an Optioned Product contained in or comprising such Product and country has not expired, shall thereafter be a Created Lead Product or Optioned Product (as relevant) for the duration of the Royalty Term applicable to such Created Lead Product or Optioned Product (as relevant) and country.

Per Existing Lead Product Annual Net Sales	Royalty Rate
Up to and including [***] Dollars ($[***])	[***]	%
Portion that is greater than [***] Dollars ($[***]) up to and including [***] Dollars ($[***])	[***]	%
Portion that is greater than [***] Dollars ($[***])	[***]	%

6.5.2                              Created Lead Products and Optioned Product Royalties.  On a Created Lead Product-by-Created Lead Product or Optioned Product-by-Optioned Product basis and in each case on a country-by-country basis and subject to Section 6.9, ALEXION shall pay royalties to ZEALAND based on aggregate worldwide Net Sales of a given Created Lead Product or Optioned Product (excluding in each case Net Sales of all other Products including other Created Lead Products or Optioned Products) in a given Calendar Year (as applicable, “Per Created Lead Product Sales” or “Per Optioned Lead Product Sales”) during the Royalty Term applicable to such Created Lead Product or Optioned Product and country at the rates set forth in the following table.

Per Created Lead Product or Per Optioned Product Sales	Royalty Rate
Up to and including [***] Dollars ($[***])	[***]	%
Portion that is greater than [***] Dollars ($[***]) up to and including [***] Dollars ($[***])	[***]	%
Portion that is greater than [***] Dollars ($[***]) up to and including [***] Dollars ($[***])	[***]	%
Portion that is greater than [***] Dollars ($[***])	[***]	%

6.6                               Royalty Calculation Example.  By way of example, in a given Calendar Year and without giving effect to any potential reductions under this Agreement, if the Per Existing Lead Product Sales of a given Existing Lead Product for which a royalty is payable pursuant to Section 6.5.1 is $[***] (excluding any Net Sales attributable to any other Product whether or not an Existing Lead Product), the following royalty payment would be payable for those Net Sales: ([***]% of $[***]) + ([***]% of $[***]) = $[***].

6.7                               Royalty Term.  ALEXION’s obligation to pay royalties shall begin, on a country-by-country and Product-by-Product basis, with the First Commercial Sale of such Product in such country, and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

shall expire, on a country-by-country and Product-by-Product basis, upon the expiry of the Royalty Term in such country.  Upon expiration (but not upon the earlier termination of this Agreement) of the Royalty Term for a given Product in a given country (a) no further royalties shall be payable in respect of sales of such Product in such country, and (b) the licenses granted to ALEXION under Section 9.2.2, and 9.2.4 with respect to such Product in such country shall automatically become fully paid-up, irrevocable and royalty free on a non-exclusive basis.  For the sake of clarity, no multiple royalties shall be payable even if more than one Valid Claim Covers a Product during the Royalty Term.

6.8                               Royalty Reports; Payments.

6.8.1                              Royalty Reports.  Within [***] days following the end of each Calendar Quarter during which any royalty payments are owed, ALEXION shall submit to ZEALAND a written report on a Product-by-Product and country-by-country basis of Net Sales of Products sold, in the currency for which such Products were sold (and, if the currency of sale was not Dollars, also in Dollars), by or on behalf of ALEXION, its Affiliates and Sublicensees during such Calendar Quarter, and the royalty payments payable on such Net Sales in sufficient detail to permit confirmation of the accuracy of royalty payments payable hereunder.

6.8.2                              Royalty Payments. Royalties will be payable on a Calendar Quarter basis and any such payments shall be made within [***] days after the end of the Calendar Quarter during which the applicable Net Sales of Products occurred.

6.8.3                              Payment Method.  All payments to be made between the Parties under this Agreement shall be made in Dollars and may be paid by wire transfer, or electronic funds transfer in immediately available funds to a bank account designated by ZEALAND or ALEXION, as applicable.

6.8.4                              Currency Conversion.  With respect to sales of Products invoiced in United States Dollars, all such amounts shall be expressed in United States Dollars.  With respect to sales of Products invoiced in a currency other than United States Dollars, all such amounts shall be expressed both in the currency in which the sale is invoiced and in the United States Dollar equivalent.  All royalties payable hereunder shall be calculated based on ALEXION Net Sales expressed in United States Dollars.  For purposes of this Section 6.8.4, the United States Dollar equivalent shall be calculated using the rate of exchange at the close of business on the date ALEXION records the net revenue from the ALEXION customer.  Each daily exchange rate will be the Bloomberg mid-market rate as of the 5:00 PM New York close, or, if not so available, as otherwise agreed by the Parties.

6.9                               Royalty Adjustments.

6.9.1                              Generic Competition.  In the event that there is Generic Competition with respect to a Product in a country during [***], then royalties payable by ALEXION pursuant to Section 6.5 for such Product in such country shall in such [***] shall, subject to Section 6.9.4, be reduced to [***] percent ([***]%) of the royalty rate otherwise payable under

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Section 6.5 for such Product in such [***] and for so long as there is Generic Competition at such level with respect to such Product in such country.

6.9.2                              No Valid Claim.  During the applicable Royalty Term for a Product in a country, if such Product is sold in such country is not Covered by a Valid Claim of any Licensed Patent Right in the such country at the time of such sale, then the royalties payable for such Product in such country shall be reduced to a percentage which is [***] percent ([***]%) of the royalty rate otherwise payable.

6.9.3                              Third Party Royalties Offset.  In the event that ALEXION enters into an agreement with a Third Party to obtain a license under a Patent Right that is [***] a Candidate Product in a country, then, subject to Section 6.9.4, the amounts of any royalties due to ZEALAND for the respective Product in such country shall be reduced by [***] percent ([***]%) of the [***] paid to such Third Party in respect of such agreement.

6.9.4                              Application of Royalty Adjustments.  On a Product-by-Product and country-by-country basis, in any particular [***], the reduction under Section 6.9.1 shall be applied first to the amount of royalties otherwise owed under Section 6.5.1 and 6.5.2 for such Product, then the reduction under Section 6.9.2 shall be applied, and finally the offset under Section 6.9.3 shall be applied.  In no event, shall the royalties payable to ZEALAND for a Product in a given country and [***], as reduced by Sections 6.9.1—6.9.3 above, be reduced to an amount less than a royalty of less than [***] percent ([***]%) of the amount otherwise owed under Section 6.5.1 and 6.5.2.  ALEXION may carry forward any offsets permitted under Section 6.9.3 that are incurred or accrued in a [***] but are not applied against royalties due to ZEALAND for such Product in such country in such [***] as a result of the foregoing floor and apply such amounts against royalties due to ZEALAND for such Product in such country in any [***] (subject to the minimum floor set forth in this Section 6.9.4) until the amount of such offset under Section 6.9.3 has been fully applied against royalties due to ZEALAND for such Product in such country.

6.9.5                              ZEALAND Third Party Agreements. ZEALAND shall [***]. In the event that ZEALAND [***], ZEALAND shall [***].  ALEXION shall [***].  To the extent that ALEXION [***], the [***].

6.10                        Late Payments.  If ALEXION fails to make any undisputed payment due under this Agreement as provided herein on or before the date that such payment is due, then the amount of such payment will bear interest at an annual rate equal to [***] (the “U.S. Prime Rate”) which applied on the first date on which such payment was delinquent or (ii) the maximum rate permitted by Applicable Law, in each case, [***].  If the U.S. Prime Rate is [***], the Parties will [***].

6.11                        Taxes.  All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes as required by Applicable Law (the “Indirect Taxes”).  If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

purposes.  If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] days of receipt.  Notwithstanding the foregoing, [***].

6.12                        Withholding Taxes.  The Parties agree that ALEXION and/or its Affiliates shall make each payment paid under this Agreement for the benefit of ZEALAND and/or its Affiliates from an account owned by an entity domiciled within [***] (as determined for Tax purposes under Applicable Law) to an account owned by ZEALAND and/or its Affiliates in [***].  Subject to the foregoing, if Applicable Law requires withholding by ALEXION and/or its Affiliates of any Taxes on account of any royalties or any other payments paid under this Agreement for the benefit of ZEALAND and/or its Affiliates, ALEXION and/or its Affiliates may deduct the amount of such Taxes from the applicable payment that is otherwise payable to ZEALAND and/or its Affiliates and such withheld amount shall be remitted by ALEXION and/or its Affiliates to the proper governmental authorities on behalf of ZEALAND and/or its Affiliates.  Any Taxes that are so deducted, withheld and remitted to the proper governmental authorities will be treated for all purposes of this Agreement as having been paid to ZEALAND and/or its applicable Affiliate(s).  Official receipts of the remittance by ALEXION and/or its Affiliates of any such withholding Tax shall be reasonably promptly secured and sent by ALEXION and/or its Affiliates to ZEALAND and/or its Affiliates as evidence of such payment.  The Parties shall reasonably cooperate with each other in claiming exemptions from, or reductions of, any withholding Taxes imposed on ZEALAND and/or its Affiliates under the provisions of any Applicable Law.  If ALEXION elects to make any payment, or to cause any of its Affiliates to make any payment, under this Agreement for the benefit of ZEALAND and/or its Affiliates from an account owned by an entity domiciled in a jurisdiction other than [***] for Tax purposes under Applicable Law, and such payment results in ZEALAND and/or its Affiliates being subject to a withholding tax that it would not have been subject to if the payment had instead been subject to [***] withholding tax (if any) under Applicable Law, as applicable, ALEXION shall pay to ZEALAND such an amount that would result in ZEALAND receiving the same amount under this Agreement as it would have received under this Agreement, had such payment been subject to [***] withholding tax (if any) under Applicable Law, as applicable.

6.13                        Financial Audits.

6.13.1                       Audits by ZEALAND. ALEXION shall [***] to permit ZEALAND to [***].  ZEALAND shall have the right to cause an independent, certified public accountant of nationally recognized standing selected by ZEALAND and reasonably acceptable to ALEXION (the “Auditor”) to [***].  The accounting firm shall [***].  The Auditor will [***].  The report of the Auditor will [***].  Any disputes with respect to the findings of such Auditor may be [***].  ALEXION shall [***].  If such final Auditor’s report [***], ALEXION shall have the right to [***].  Upon the expiration of [***], the calculation of [***] shall [***]. Any disclosures or reports disclosed to ZEALAND under this Section 6.13.1 shall [***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

6.13.2                       Audits by ALEXION. Upon [***], ZEALAND shall [***].  An examination by ALEXION under this Section 6.13.2 shall [***].  The accounting firm shall [***].  The auditor will [***].  Upon completion of the audit, the accounting firm shall provide both ZEALAND and ALEXION with a written report disclosing [***].  Such report shall [***].  Any disputes with respect to the findings of such Auditor may be [***].  ALEXION shall [***]. ALEXION shall [***].  If such final Auditor’s report [***], ALEXION shall have the right to [***].  Any disclosures or reports disclosed to ALEXION under this Section 6.13.2 shall [***].

7.             REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                               Mutual Representations, Warranties and Covenants of the Parties.  Each Party represents and warrants to the other Party as of the Effective Date, and as applicable, covenants to the other Party, that:

7.1.1                              it is validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has the full right, power and authority to enter into this Agreement, conduct the activities allocated to it under this Agreement, grant the licenses and assign the rights under this Agreement and disclose such information and Know-How that is disclosed in performance of its obligations under this Agreement;

7.1.2                              this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law of any court, governmental body or administrative or other agency having jurisdiction over it;

7.1.3                              neither it, nor any of its Affiliates are party to any agreements, oral or written, that conflict with its obligations under this Agreement; and

7.1.4                              neither it, nor any of its Affiliates, have been Debarred, and during the Term, neither it, nor any of its Affiliates shall use, in any capacity in connection with the obligations to be performed under this Agreement, any person or entity who has been Debarred.

7.2                               Additional Representations and Warranties of ZEALAND.  ZEALAND represents and warrants to ALEXION as of the Effective Date that:

7.2.1                              all Licensed Patent Rights existing as of the Effective Date are set forth on APPENDIX 5 hereto, and all Licensed Patent Rights (i) are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law, (ii) all applicable fees have been paid on or before the due date for such payments, and (iii) excluding any information submitted to or received from any patent office in the Territory or as disclosed to ALEXION, ZEALAND is not aware of information “material to the patentability” (as such term is used in 37 C.F.R 1.56) of any claim under the Licensed Patent Rights;

7.2.2                              ZEALAND is the sole and exclusive owner of, or Controls, the Existing Lead Molecules and the Licensed Intellectual Property and none of the Licensed Intellectual Property or

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Existing Lead Molecules constitutes or results from any misappropriated Intellectual Property;

7.2.3                              ZEALAND has the necessary rights to grant the licenses under the Licensed Intellectual Property to ALEXION under this Agreement;

7.2.4                              ZEALAND has the necessary rights to the Licensed Intellectual Property licensed to ALEXION under this Agreement to conduct the Discovery/Development Programs (including any Discovery Plan and Development Plan thereunder), the [***] Work Plan, and the Manufacturing in the manner contemplated under the applicable Research Work Plans and Development Plans;

7.2.5                              it is entitled to grant the licenses to ALEXION under this Agreement, and has taken all appropriate measures (including having appropriate agreements in place with any person or contractor that will be involved in Discovery/Development Activities, or Manufacturing) under all Applicable Laws to grant such licenses and assign such rights;

7.2.6                              neither ZEALAND, nor any of its Affiliates have previously assigned, transferred, conveyed or otherwise encumbered its right, title or interest in or to the Existing Lead Molecules, the Licensed Intellectual Property in a manner that would prevent (i) ZEALAND from performing the Discovery/Development Activities in accordance with the Development Plans or the Discovery/Development Activities in accordance with the Development Plans, the Manufacturing obligations as they exist at the Effective Date, or assigning and granting the rights to ALEXION set forth in Section 9; or (ii) ALEXION or its Affiliates, subcontractors, CMOs and Sublicensees from researching, Developing, Manufacturing or Commercializing Products or from otherwise exploiting its rights and licenses granted or assigned by ZEALAND hereunder;

7.2.7                              there are no pending claims, judgments or settlements against, or amounts owed to a Third Party by ZEALAND or any of its Affiliates in connection with a claim, judgment or settlement, involving the Existing Lead Molecules or Licensed Intellectual Property licensed by ZEALAND to ALEXION under this Agreement and ZEALAND has not received written notice threatening any such claims, judgments or settlements;

7.2.8                              to ZEALAND’s knowledge, all information disclosed to ALEXION by ZEALAND relating to the Existing Lead Products, the Licensed Intellectual Property and the materials and methods to be employed by ZEALAND in the execution of the Development Plan and this Agreement is, at the time of disclosure, accurate in all material respects;

7.2.9                              to ZEALAND’s knowledge, no person is infringing or threatening to infringe or misappropriate or threatening to misappropriate the Licensed IP;

7.2.10                       each person who has or has had any rights in or to any the Existing Lead Molecules or Licensed IP in each case existing as of the Effective Date and owned by ZEALAND has assigned and has executed an agreement assigning its entire right, title and interest in and to such Licensed IP to ZEALAND and as far as ZEALAND is aware, each person who has or has had any rights in or to any Existing Lead Molecules or Licensed IP in each

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

case existing as of the Effective Date and licensed to ZEALAND by a Third Party has assigned and has executed an agreement assigning its entire right, title and interest in and to such Existing Lead Molecules or Licensed IP to such Third Party;

7.2.11                       other than the Intellectual Property that is licensed or assigned by ZEALAND to ALEXION in this Agreement and as disclosed in Section 7.2.7, ZEALAND is not aware and has not received any written notice of any Intellectual Property (including any Intellectual Property Controlled by a Third Party) that would be infringed, either by ALEXION or ZEALAND, in the course of conducting Discovery/Development Activities, or Manufacturing, or ALEXION’s use, Manufacture, Commercialization or other exploitation of any Existing Lead Molecule, Candidate Product or Product as contemplated hereunder;

7.2.12                       Schedule 1.63 sets forth a complete list of all Existing Lead Molecules owned or Controlled by ZEALAND as of the Effective Date.

7.3                               Covenants.  Each Party shall, and shall ensure that its Affiliates and Sublicensees, obtain written agreements from any and all persons involved in or performing any Discovery/Development Activities, Manufacturing or otherwise involved in the performance of a Party’s obligations under this Agreement assigning such persons’ right, title and interest in and to any Licensed IP, Results, or Collaboration IP to such Party prior to any such person performing such activities. During the Term, ZEALAND shall maintain sufficient resources to perform the Discovery/Development Activities and Manufacturing ascribed to it in accordance with this Agreement.  Neither ZEALAND, nor any of its Affiliates, shall assign, transfer, convey or otherwise encumber during the Term, its right, title or interest in or to any Existing Lead Molecule, Candidate Product, the Licensed Intellectual Property, Collaboration IP, Results or Deliverables in a manner that would prevent (i) ZEALAND from performing the Discovery/Development Activities in accordance with the Development Plans or the Discovery/Development Activities in accordance with the Development Plans, or assigning and granting the rights to ALEXION set forth in Section 9; or (ii) ALEXION or its Affiliates, subcontractors and Sublicensees from researching, Developing, Manufacturing or Commercializing Products or from otherwise exploiting its rights and licenses granted or assigned by ZEALAND hereunder.

7.4                               During the Term, ZEALAND shall ensure that all laboratories, rooms and equipment and the conduct of all activities to be carried out by on behalf of ZEALAND in connection with the Discovery/Development Programs or the Discovery/Development Programs, comply with the Development Plans, the Development Plans, and Applicable Laws (including, as applicable GLP).

7.5                               DISCLAIMER OF WARRANTIES.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  IN PARTICULAR, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY THAT THE CANDIDATE PRODUCTS OR PRODUCT(S) WILL BE SUCCESSFULLY DEVELOPED HEREUNDER.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

7.6                               NO CONSEQUENTIAL DAMAGES. EXCEPT FOR DAMAGES RESULTING FROM BREACHES OF SECTION 2.5 (ADDITIONAL TARGETS), SECTION 2.6 (EXCLUSIVITY) OR ARTICLE 8 (CONFIDENTIALITY), OR INDEMNIFIABLE CLAIMS UNDER ARTICLE 11 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES) ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

8.             CONFIDENTIALITY

8.1                               Confidential Information.  “Confidential Information” means all non-public Know-How or other information, including proprietary materials or information, transferred, disclosed or otherwise made available by or on behalf of a Party (the “Disclosing Party”) to the other Party or its permitted recipients (the “Receiving Party”) prior to, on or after the Effective Date, whether or not patentable and whether or not disclosed in written, oral graphical, machine-readable, electronic or other form or otherwise observed by the Receiving Party, and whether or not such information is marked as confidential or proprietary.  It is understood and agreed by the Parties that:

8.1.1                              The terms and conditions of this Agreement will be considered Confidential Information of both Parties and kept confidential by each of the Parties as set forth in this Article 8.

8.1.2                              (i) the identities of the Targets, Existing Lead Molecules, Created Lead Molecules, the Candidate Products, and the Products and (ii) all [***], except insofar as any of the foregoing in (i) or (ii) solely relate to Discontinued Products (which shall be considered the Confidential Information of ZEALAND, with ZEALAND deemed to be the Disclosing Party and ALEXION deemed to be the Receiving Party with respect thereto), shall be considered the Confidential Information of ALEXION, with ALEXION deemed to be the Disclosing Party and ZEALAND deemed to be the Receiving Party with respect thereto.

8.2                               Non-Disclosure and Non-Use Obligation.  Except as otherwise expressly set forth herein, the Receiving Party shall keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own confidential information and shall not (i) disclose such Confidential Information to any person or entity without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights, perform its obligations under this Agreement, or to evaluate the economic value of and otherwise assess this Agreement (e.g., by sharing portfolio information) including any Results, Deliverables, Candidate Products and Products, to its employees, Affiliates, Sublicensees and contractors, consultants or agents who have a need to know such Confidential Information, all of whom will be similarly bound by the provisions of this Article 8 and for whom the Disclosing Party will be responsible, or (ii) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement.  The Receiving Party will use diligent efforts to cause the foregoing entities and persons to comply with the restrictions on use and disclosure set

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

forth in this Section 8.2, and shall be responsible for ensuring that such entities and persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 8.

8.3                               Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party shall return (or, as directed by the Disclosing Party, destroy) all Confidential Information of the Disclosing Party to the Disclosing Party that is in the Receiving Party’s possession or control, provided, however, one (1) copy may be retained and stored solely for the purpose of determining its obligations under this Agreement, provided that the non-disclosure and non-use obligation under this Article 8 shall continue to apply to any such copies.  In addition, the Receiving Party shall not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided, that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law.

8.4                               Exemption.  The foregoing confidentiality and non-use obligations shall not apply, to the extent that the Receiving Party can so demonstrate, to: (i) information already in the possession of the Receiving Party prior to its disclosure by the Disclosing Party as evidenced by written records, (ii) information which comes into the public domain by publication or otherwise through no breach of the obligations of confidentiality and non-use hereunder by the Receiving Party, including with respect to Section 10.1, (iii) information which has been disclosed to the Receiving Party from another source free from any obligation of confidentiality and which was not directly or indirectly obtained from the Disclosing Party, or (iv) information which is developed independently by employees, subcontractors, consultants or agents of the Receiving Party or any of its Affiliates without use of or reliance upon the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.

8.5                               Permitted Disclosures.  In addition to the exceptions contained in Sections 8.2 and 8.4, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:

8.5.1                              to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange pursuant to Section 8.6 below) or the order of a court of competent jurisdiction, provided that, where legally permissible, the Receiving Party promptly notifies the Disclosing Party of such obligation sufficiently prior to making such disclosure, so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and the information to be disclosed and fully cooperates with the Disclosing Party, if so requested, in maintaining the confidentiality of such information by applying for a protective order or any similar legal instrument.  In any event, the compelled Receiving Party shall only disclose such Confidential Information to the extent required under Applicable Law and shall continue to treat such information as Confidential Information for all other purposes under this Agreement;

8.5.2                              to prosecute or defend litigation or to otherwise exercise its rights or perform its obligations in Section 9.4.2 below, Regulatory Approvals and other regulatory filings and communications, to file or prosecute patent applications or regulatory filings as contemplated by this Agreement so long as there is [***] days’ prior written notice before

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

filing and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; and

8.5.3                              to allow the Receiving Party to exercise its rights and perform its obligations hereunder provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein.

8.6                               Disclosure of Agreement.  Either Party may disclose the terms of this Agreement (a) to the extent required or advisable to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, provided that such Party shall submit a confidential treatment request in connection with such disclosure and shall submit with such confidential treatment request only such redacted form of this Agreement as may be mutually agreed in writing by the Parties; (b) to bona fide prospective or actual acquirers, permitted assignees or merger candidates or to bona fide existing or potential investment bankers, investors and lenders, or financing sources, in a redacted form of this Agreement or its terms which shall be redacted in respect of (i) the identity of Targets, (ii) Development Milestone Events, Existing Product Sales Milestone Events or Sales Milestone Events and Development Milestone Payments, Existing Product Sales Milestone Payments or Sales Milestone Payments under Section 6.3 (other than total potential milestones per Target), and (iii) royalties and computations in Section 6.5; provided that, either Party may disclose an unredacted form of this Agreement (including the foregoing information regarding Targets and payments) to bona fide potential or actual acquirers and permitted assignees or merger candidates, but only at such time as the (x) Disclosing Party acting reasonably and in good faith believes, that the contemplated merger or acquisition is likely to take place with such potential transaction partner to whom ZEALAND wishes to disclose the Agreement to and (y) such transaction partner has executed with such Disclosing Party a confidentiality agreement with terms restricting such partner’s use solely for evaluating the potential transaction, restricting access to such individuals as may need to know the information for such evaluation and strictly prohibit disclosure of such terms by the partner and otherwise as protective with respect to Confidential Information as contained herein; and provided further, that in the case of disclosure by ZEALAND to a Competitor, ZEALAND may only disclose such unredacted Agreement or its terms in a secure data room accessible only on a need to know basis with watermarking and controlled access with respect to the proposed transaction with such Competitor and in accordance with the foregoing (x) and (y) and (c) to the extent necessary to perform obligations or exercise rights under this Agreement, any sublicensee, collaborator or potential sublicensee or potential collaborator of such Party, provided that any sublicensee, collaborator or potential sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Article 8.

8.7                               Use of Name and Logo.  Subject to Section 10.2, neither ZEALAND nor ALEXION shall use the other Party’s or its Affiliates’ name or logo in any label, press release or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.

8.8                               Engaging Individuals.  Each Party hereby agrees that all individuals (including Sublicensees, subcontractors, and CMOs) engaged to perform any activities under this Agreement (including students, research assistants, etc.) shall be contractually bound by confidentiality obligations at

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

least as restrictive as the obligations of confidentiality and non-use set forth in this Article 8 prior to performing such activities.

8.9                               Survival.  This Article 8 shall survive the expiry or termination of this Agreement and shall remain in full force and effect for [***] years after the expiry or termination of this Agreement.

9.             INTELLECTUAL PROPERTY

9.1                               Ownership.

9.1.1                              Background IP.  Each Party shall be and shall remain the owner of any Intellectual Property that (i) it developed or owned prior to the Effective Date of this Agreement or (ii) it independently develops or acquires during the Term outside the scope of Discovery/Development Activities, or other performance of such Party’s obligations under this Agreement.

9.1.2                              Ownership.  As between the Parties (a) ZEALAND will own all right, title and interest in and to any Collaboration IP and Licensed IP conceived, reduced to practice or otherwise discovered solely by or on behalf of ZEALAND or its Affiliates or subcontractors and any Patent Rights that Cover or claim such Collaboration IP or Licensed IP and (b) the Parties will jointly own all right, title and interest in and to any Licensed IP or Collaboration IP conceived, reduced to practice or otherwise discovered jointly by or on behalf of ZEALAND or its Affiliates and subcontractors on the one hand and ALEXION or its Affiliates and subcontractors on the other hand including any Patent Rights that disclose or claim such joint Licensed IP or Collaboration IP (collectively, “Joint Patent Rights”).  Subject to this Agreement including the licenses granted herein, each Party may exercise its ownership rights in and to any such jointly owned Licensed IP or Collaboration IP, including Joint Patent Rights, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party.  Without limiting a Party’s obligations hereunder, each Party shall require its employees (and Affiliates or subcontractors and employees thereof) performing the Discovery/Development Activities, Manufacturing or the Discovery/Development Programs on its behalf or with access to the other Party’s Background IP or Confidential Information to assign to such Party any Licensed IP or Collaboration IP and to cooperate with such Party in connection with obtaining patent protection therefor.

9.1.3                              Disclosure of Inventions by Personnel.  Where any personnel of a Party (including any employee, agent or consultant hired by a Party, and any person or entity performing work on behalf of a Party or such Party’s Affiliates) is involved in or performing activity that may result in Licensed IP or Collaboration IP, including in performing the Discovery/Development Activities, Manufacturing, or otherwise involved in the performance of a Party’s obligations under this Agreement, such Party shall ensure that such personnel informs such Party about and assigns to such Party any Licensed IP or Collaboration IP and such Party shall promptly inform the other Party of the same.  The receiving Party shall treat any information on such Licensed IP or Collaboration IP as Confidential Information in accordance with Article 8 of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

9.1.4                              Inventorship.  Inventorship of patentable Inventions conceived, reduced to practice or otherwise discovered in the course of conducting the Discovery/Development Activities, Manufacturing, or otherwise arising out of a Party’s performance of its obligations under this Agreement shall be determined in accordance with U.S. patent laws.

9.2                               Licenses.

9.2.1                              Research License.  Subject to the terms and conditions of this Agreement, ALEXION hereby grants to ZEALAND, during the Discovery/Development Program Term, a royalty-free, non-exclusive, worldwide license to use the ALEXION Background Intellectual Property solely for the purpose of conducting any Discovery/Development Activities expressly allocated to ZEALAND under this Agreement.

9.2.2                              Research and Evaluation License.  Subject to the terms and conditions of this Agreement, ZEALAND hereby grants to ALEXION and its Affiliates, during the Discovery/Development Program Term, a worldwide, royalty-free, co-exclusive (with ZEALAND) license, with the right to sublicense (subject to the provisions of Section 9.2.6 below), under the Licensed Intellectual Property solely for the purpose of evaluating of any Results, Deliverables, Candidate Products, or Products.

9.2.3                              Manufacturing License.  Subject to the terms and conditions of this Agreement, ALEXION hereby grants to ZEALAND and its Affiliates, a worldwide, royalty-free, non-exclusive license, without the right to sublicense (except to CMOs of ZEALAND as permitted under this Agreement or the applicable Clinical or Commercial Supply Agreement), under the ALEXION Background Intellectual Property, solely for the purpose of carrying out Manufacturing activities expressly allocated to ZEALAND pursuant to this Agreement, the Clinical Supply Agreement or the Commercial Supply Agreement.

9.2.4                              Development and Commercialization License.  Subject to the terms and conditions of this Agreement, ZEALAND hereby grants to ALEXION and its Affiliates a worldwide, royalty-bearing in accordance with Article 6 of this Agreement, exclusive (even as to ZEALAND, except to the extent necessary for ZEALAND to conduct any Discovery/Development Activities or Manufacturing activities expressly allocated to ZEALAND under this Agreement or the Clinical Supply Agreement or Commercial Supply Agreement) license, with the right to sublicense through multiple tiers (subject to the provisions of Section 9.2.6 below), under the Licensed Intellectual Property to Develop, have Developed, Manufacture, have Manufactured, use, have used, offer for sale, have offered for sale, sell, have sold, export, have exported, import, have imported, Commercialize and have Commercialized Products, or otherwise fully exploit Products in the Field in the Territory.

9.2.5                              Collaboration IP License.  Subject to the terms and conditions of this Agreement, ZEALAND hereby grants to ALEXION and its Affiliates a worldwide, royalty free, fully paid-up, non-exclusive license, with the right to sublicense through multiple tiers (subject to the provisions of Section 9.2.6 below), in and to any Collaboration IP to Develop, have Developed, Manufacture, have Manufactured, use, have used, offer for sale, have offered

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

for sale, sell, have sold, export, have exported, import, have imported, Commercialize and have Commercialized any and all products that, as its primary mechanism of action [***].

9.2.6                              Sublicensing.  ZEALAND may not grant any sublicense under Section 9.2.1 or Section 9.2.3 without the prior written consent of ALEXION, except to ZEALAND’s permitted subcontractors on APPENDIX 6 as approved by ALEXION, such approval not to be unreasonably withheld, conditioned or delayed.  ALEXION and its Affiliates may grant sublicenses under Section 9.2.2 and Section 9.2.4 to any Affiliate or Third Party.  A Party granting a sublicense under this Section 9.2.6 (the “Sublicensing Party”) shall promptly provide the other Party (the “Non-Sublicensing Party”) with a copy of each sublicense agreement within [***] days after execution of such sublicense agreement, which may be redacted to omit any terms not necessary to confirm the Sublicensing Party’s compliance with this Section 9.2.6.  Any such sublicense agreement shall comply with the terms of this Agreement and shall include (a) confidentiality, non-disclosure and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and (b) solely with respect to ALEXION as the Sublicensing Party, (i) an obligation to submit to ALEXION reports sufficient to enable ALEXION to comply with its obligations under Section 6.8.1, and (ii) audit requirements permitting audits by ALEXION of such Sublicensee consistent with the requirements set forth in Section 6.13.1 and (iii) indemnities that cover ZEALAND on terms substantially equivalent to those set out in Section 11.2. Each Party will remain responsible and liable for the performance of all Affiliates and Sublicensees under their respective sublicensed rights to the same extent as if such activities were conducted by the sublicensing Party.  In no event will any sublicense relieve the sublicensing Party of any of its obligations under this Agreement.

9.2.7                              [***].  By written notice delivered during the [***] Period applicable to any [***] Product, [***].  Subsequent to the delivery of such notice, [***].  If the Parties agree that such [***] Product is [***], the Parties shall [***].  Nothing in this Agreement or any course of conduct by either Party before or after the Effective Date of this Agreement, including during any [***] Period, shall give rise to any [***].  If [***], then [***] with respect to ZEALAND for such [***] Product under this Section 9.2.7.

9.2.8                              No Implied Licenses.  Except as expressly provided in this Agreement, neither Party shall be deemed to have granted the other Party any license or other right, title or interest, whether by implication, estoppel, reliance, or otherwise, with respect to any Intellectual Property of such Party.

9.3                               Patent Prosecution and Maintenance.

9.3.1                              Patent Prosecution by ALEXION.  ALEXION shall have the first right (but not the obligation) to prosecute, defend and maintain all (i) Patent Rights that are [***] comprised in and to [***], including any [***] Patent Rights (collectively, “[***] Patent Rights”) and (ii) any [***] Patent Rights other than [***] Patent Rights (collectively, such [***] Patent Rights and other [***] Patent Rights “Agreement Patent Rights”) and ALEXION shall be responsible for and pay all future costs and expenses incurred for the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

preparation, filing, prosecution, issuance and maintenance of such Agreement Patent Rights.  ZEALAND shall provide ALEXION reasonable assistance and cooperation in respect thereto, including as specified in Section 9.3.4 below and including providing any necessary powers of attorney and executing any other required documents or instruments therefor.  If ALEXION elects not to prosecute, defend or maintain any Agreement Patent Rights including electing not to file a patent application with respect thereto or to allow any such Patent Rights to lapse or become abandoned or unenforceable, then ALEXION shall promptly notify ZEALAND in writing (which such notice shall be at least [***] days prior to the lapse or abandonment of any such Patent Rights).  Thereafter ZEALAND may, but is not required to, at its sole expense and in its sole discretion, prosecute, defend or maintain such Patent Rights through counsel of its choosing.  In the event that ZEALAND undertakes such prosecution, defense or maintenance, ALEXION shall provide ZEALAND reasonable assistance and cooperation in respect thereto, including as specified in Section 9.3.4 below and including providing any necessary powers of attorney and executing any other required documents or instruments therefor.

9.3.2                              Patent Prosecution by ZEALAND.  ZEALAND shall have the first right (but not the obligation) to prosecute, defend and maintain all Patent Rights comprised in and to [***] that are not Agreement Patent Rights (collectively “ZEALAND Patent Rights”) and ZEALAND shall be responsible for and pay all future costs and expenses incurred for the preparation, filing, prosecution, issuance and maintenance of such ZEALAND Patent Rights.  ALEXION shall provide ZEALAND reasonable assistance and cooperation in respect thereto, including as specified in Section 9.3.4 below and including providing any necessary powers of attorney and executing any other required documents or instruments therefor.  If ZEALAND elects not to prosecute, defend or maintain any such ZEALAND Patent Rights including electing not to file a patent application with respect thereto or to allow any such Patent Rights to lapse or become abandoned or unenforceable, then ZEALAND shall promptly notify ALEXION in writing (which such notice shall be at least [***] days prior to the lapse or abandonment of any such Patent Rights).  Thereafter ALEXION may, but is not required to, at its sole expense and in its sole discretion, prosecute, defend or maintain such ZEALAND Patent Rights through counsel of its choosing.  In the event that ALEXION undertakes such prosecution, defense or maintenance, ZEALAND shall provide ALEXION reasonable assistance and cooperation in respect thereto, including as specified in Section 9.3.4 below and including providing any necessary powers of attorney and executing any other required documents or instruments therefor.

9.3.3                              Comment Rights.  In furtherance of Section 9.3.1 and 9.3.2, the prosecuting Party shall provide to the other Party or its designated patent counsel, reasonably in advance of each substantive submission to be filed in the United States, a Major European Market, Japan, China, or Canada, including any PCT application, a reasonable opportunity to review and comment on the proposed submission to any such patent office and consider in good faith all reasonable comments provided by such other the other Party, provided that the prosecuting Party shall have the final decision with respect thereto.  The prosecuting Party will keep the other Party reasonably informed of the status of the applicable Patent Rights by timely providing the other Party with copies of filings or submissions relating to such

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Patent Rights and material communications relating to such Patent Rights that are received from any patent office.

9.3.4                              Prosecution Cooperation.  Each Party will cooperate with and reasonably assist the other Party in such preparation, filing, prosecution, issuance and maintenance, including making its relevant scientists and scientific records reasonably available.  In addition, each Party will sign and deliver, or use reasonable efforts to have signed and delivered, at no charge to the requesting Party, all documents reasonably necessary for such preparation, filing, prosecution, issuance and maintenance of any Intellectual Property assigned to such requesting Party under this Agreement.

9.4                               Patent Enforcement.

9.4.1                              Third Party Infringement.  During the Term, each Party shall promptly provide the other Party with a written notice if such Party becomes aware of any suspected, threatened or actual infringement by any Third Party of a [***] (in each case an “Infringed Patent”) and shall provide any available evidence of such suspected, threatened or actual infringement with such notification.

9.4.2                              Infringement Actions.

(a)                                 Enforcement.  During the Term, ALEXION shall have the first right, but not the obligation, to enforce or defend any infringement proceedings, to the extent that the Infringed Patent is included in the [***] Patent Rights, against such Third Party, at ALEXION’s risk, cost and expense.  During the Term, ZEALAND shall have the first right, but not the obligation, to enforce or defend any infringement proceedings in respect of any Patent Rights other than the [***] Patent Rights against such Third Party, at ZEALAND’s risk, cost and expense.

(b)                                 Cooperation.  Where a Party (the “Enforcing Party”) desires to enforce or defend such proceedings but may not – even as the co-owner or exclusive licensee of such Patent – do so due to Applicable Law or regulation, then the Enforcing Party may request that the other Party join as a named party in such action or itself enforce or defend such Infringed Patent against such Third Parties, at the Enforcing Party’s sole direction, cost and expense.  The Enforcing Party shall take the lead in the control and conduct of any such enforcement or defense under this Section 9.4.2, in close coordination with the other Party, and the other Party shall reasonably assist the Enforcing Party at the Enforcing Party’s cost and expense, in any such enforcement or defense action under this Section 9.4.2.

(c)                                  [***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

9.4.3                              Third Party Patent Challenges.  In the case of any objection, opposition or challenge by a Third Party to any [***] Patent Rights, ALEXION shall have the first right, but not the obligation, to defend such [***] Patent Rights against such Third Party, at ALEXION’s cost and expense, and the provisions of Section 9.4.2 shall apply as if such opposed, challenged or objected to [***] Patent Rights was an Infringed Patent.  Objections, oppositions and challenges to a Patent Right under this Section include, for example, declaratory judgment proceedings, inter partes review proceedings, post grant review proceedings, patent interference proceedings, ex parte and inter partes reexamination proceedings, and patent opposition proceedings in a court, patent office or other administrative authority with competent jurisdiction in any country within the Territory.

9.4.4                              Patent Listing.  [***] shall [***] the listing of any [***] Patent Rights in the then-current edition of the United States Food and Drug Administration publication “Approved Drug Products with Therapeutic Equivalence Evaluations” (the “Orange Book”), or in equivalent patent listings in any other country within the Territory, in connection with the Regulatory Approval of any Product.  If [***] desires to include in any such listing any such [***] Patent Rights, then [***] shall notify [***] and shall consider in good faith [***] reasonable comments with respect thereto, provided that [***] shall [***] with respect to any such listing.  If [***] reasonably believes that a Patent Right other than any [***] Patent Rights should be included in any such listing, [***] shall consider in good faith [***] request with respect thereto.

9.4.5                              Enforcement of Listed Patents.  The provisions of Sections 9.4.2 and 9.4.3 notwithstanding, the following shall apply with respect to any notification provided by a Third Party to either ALEXION or ZEALAND under 21 U.S.C. § 355(j)(2)(B) making a certification described in 21 U.S.C. §355(j)(2)(A)(vii)(IV) with respect to any Agreement Patent Rights listed in the Orange Book for a Product and with respect to equivalent actions in the United States or in any other country within the Territory (a “Paragraph IV Certification”):

(a)                                 The Party receiving a Paragraph IV Certification shall, without any avoidable delay and in any case within [***] Business Days after receiving such a Paragraph IV Certification, notify the other Party in writing and shall attach a copy of the Paragraph IV Certification to such notification.

(b)                                 The rights to initiate or continue any infringement proceeding as a result of the Paragraph IV Certification with respect to a Product, including the commencement of a patent infringement action under 35 U.S.C. § 271(e)(2)(A), or under an equivalent statute or regulation within any other country in the Territory (a “Paragraph IV Proceeding”) shall be governed by Section 9.4.2, and any [***] Patent Rights (or other Patent Rights listed pursuant to Section 9.4.4) subject to a Paragraph IV Proceeding shall be considered an Infringed Patent under the [***] Patent Rights for purposes of interpreting Section 9.4.2.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

9.4.6                              Recoveries.  Any amount recovered in any action under Section 9.4.2, 9.4.3 or 9.4.5, including any amount recovered in any settlement of such action, shall first be used to [***] and shall thereafter be for [***] provided that such amount shall [***].

9.5                               Defense of Claims.  Each Party shall promptly inform the other in writing of any written notice to it of alleged infringement or misappropriation, based upon its performance of its obligations or exercise of its rights hereunder, of a Third Party’s Intellectual Property of which it shall become aware.  Except as otherwise set forth herein (including under Article 11), each Party shall have the sole right to defend against any such claim brought against it, provided, however, that to the extent such action resulting from such claim involves an objection, opposition or challenge to any Agreement Patent Rights or ZEALAND Patent Rights by such Third Party or a counterclaim involving such Patent Rights, Section 9.4.2 or Section 9.4.3 shall apply, as applicable.  Each Party shall each keep the other advised of all material developments in the conduct of any proceedings in defending any claim of such alleged infringement or misappropriation and shall reasonably cooperate with the other in the conduct of such defense.  In no event may either Party settle any such infringement or misappropriation claim in a manner that would limit the rights of the other Party, admit the fault of the other Party or impose any obligation on the other Party, without such other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

9.6                               Patent Term Extensions.  [***] shall [***] all filings of requests for patent term extensions, supplementary protection certificates or equivalents thereto, in any country in the Territory, for any [***] and [***] shall have the rights to make such filing if [***] (hereinafter “Patent Term Extensions”).  All costs and expenses relating to the Patent Term Extensions shall be born solely by [***].  Upon request of the filing Party and at the filing Party’s costs, the non-filing Party shall provide support, assistance and all necessary documents, in full executed form if needed, to the filing Party for the purpose of supporting, filing, obtaining and maintaining Patent Term Extensions.

10.             PUBLICATIONS

10.1                        Publication Rights.  ALEXION shall [***] to publish on [***], subject to the prior review of ZEALAND.  ALEXION shall submit to ZEALAND any such abstract, publication or presentation of [***] shall be subject to the prior review of ZEALAND and shall be provided by ALEXION at least [***] Business Days prior to its submission for publication or presentation.  ZEALAND will use diligent efforts to complete its review at least [***] Business Days prior to ALEXION’s intended publication or presentation date.  ALEXION shall, as reasonably requested by ZEALAND, (a) delete from such publication any of ZEALAND’s Confidential Information, or (b) upon a determination that such publication includes patentable material, delay the submission of such publication or presentation for an additional period of up to [***] Business Days in order to allow the appropriate Party to pursue patent protection.

10.2                        Press Release.  The Parties shall issue a press release following the execution of this Agreement describing the nature of the collaboration between ALEXION and ZEALAND in the form set out in Schedule 10.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

11.             INDEMNIFICATION AND LIABILITY

11.1                        Indemnification by ZEALAND.  ZEALAND shall indemnify, defend, and hold harmless ALEXION and its Affiliates and their respective officers, directors, employees, licensees, sublicensees, and agents, and their respective successors, heirs and assigns and representatives (the “ALEXION Indemnitees”), from and against any and all damages, losses, suits, proceedings, liabilities, costs and expenses (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind (collectively, “Damages”) resulting from any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) brought against an ALEXION Indemnitee, to the extent directly or indirectly arising out of or relating to: (i) the gross negligence or willful misconduct of ZEALAND, its Affiliates and its respective officers, directors, or employees in connection with ZEALAND’s performance of its obligations under this Agreement, (ii) any breach by ZEALAND of any obligation, representation, warranty or covenant set forth in this Agreement and (iii) the failure of ZEALAND or its Affiliates to comply with any Applicable Laws, in each case except to the extent ALEXION is liable for such Damages pursuant to Section 11.2.

11.2                        Indemnification by ALEXION.  ALEXION shall indemnify, defend, and hold harmless ZEALAND and its Affiliates, and its and their respective officers, directors, employees, and agents, and their respective successors, heirs and assigns and representatives (the “ZEALAND Indemnitees”), from and against any and all Damages resulting from Third Party Claims against a ZEALAND Indemnitee (including by ALEXION employees), to the extent directly or indirectly arising out of or relating to (i) the gross negligence or willful misconduct of ALEXION, its Affiliates, and its and their respective licensees, officers, directors, employees in connection with ALEXION’s performance of its obligations or exercise of its rights under this Agreement, (ii) any breach by ALEXION of any obligation, representation, warranty or covenant set forth in this Agreement, (iii) the failure to comply with any Applicable Laws by ALEXION, its Affiliates, or any of its licensees, or (iv) use, Development, Manufacture, Commercialization or other exploitation of any Candidate Product or Product by or on behalf of ALEXION or its Affiliates or Sublicensees, in each case except to the extent ZEALAND is liable for such Damages pursuant to Section 11.1.

11.3                        Notification; Assumption of Defense; Cooperation and Assistance.  In the event that a Party seeks indemnification hereunder with respect to a Third Party Claim, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing (an “Indemnification Claim Notice”) of any Third Party Claim in respect of which it intends to claim indemnification under this Section 11.3 upon actual knowledge of any such claim or proceeding resulting in Damages, but in no event will the Indemnifying Party be liable for any Damages that result from any delay in providing such notice.  The Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages is known at such time).  The Indemnifying Party may, at its option, assume exclusive control of the defense and settlement of the Third Party Claim, subject to the limitations on settlement set forth below and in Section 9.5.  If the Indemnifying Party assumes such defense, such assumption shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify the Indemnified Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Following such assumption, the Indemnifying Party may appoint as lead counsel

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party (the Indemnifying Party will consult with the Indemnified Party with respect to a possible conflict of interest of such counsel retained by the Indemnifying Party).  The Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  If the Indemnifying Party does not commence actions to assume control of the defense of a Third Party Claim within [***] days after the receipt by the Indemnifying Party of the Indemnification Claim Notice required pursuant to this Section 11.3, or if shorter, prior to the date which is [***] Business Days before the expiry of any deadline to respond to a claim, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party.  The Indemnified Party shall cooperate as may be reasonably requested by the Indemnifying Party (and at the Indemnifying Party’s expense) in order to ensure the proper and adequate defense of any action, claim or liability covered by this indemnification.  The Indemnifying Party may not settle or otherwise dispose of any Third Party Claim without the prior written consent of the Indemnified Party unless such settlement includes only the payment of monetary damages (which are fully paid by the Indemnifying Party), does not impose any injunctive or equitable relief upon the Indemnified Party, does not require any admission or acknowledgment of liability or fault of the Indemnified Party and contains an unconditional release of the Indemnified Party in respect of such Third Party Claim.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle or otherwise dispose of any Third Party Claim for which the Indemnifying Party may be liable for Damages under this Agreement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

12.             TERM AND TERMINATION

12.1                        Term.  This Agreement shall commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 12, shall continue in full force and effect on a Product-by-Product basis, until the expiration of the last payment obligation by ALEXION with respect to such Product (collectively, the “Term”).

12.2                        Termination for Cause.

12.2.1                       By ALEXION.  In the event of a material breach of this Agreement by ZEALAND, which material breach remains uncured for [***] days measured from the date of written notice of such material breach by ALEXION as may be extended for the Mediation Period pursuant to Section 12.3, which notice identifies the material breach and the actions or conduct that it reasonably considers would be an acceptable cure of such material breach, ALEXION may terminate this Agreement in whole or with respect to one or more Candidate Products, Products or Targets, at any time during the Term of this Agreement by written notice of termination to ZEALAND.

12.2.2                       By ZEALAND.  In the event of a material breach of this Agreement by ALEXION, which material breach remains uncured for [***] days measured from the date of written notice of such material breach by ZEALAND as may be extended for the Mediation Period pursuant to Section 12.3, which notice identifies the material breach and the actions or conduct that it reasonably considers would be an acceptable cure of such material breach,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

ZEALAND may terminate this Agreement in whole or with respect to one or more Candidate Products, Products or Targets to which such material breach relates, at any time during the Term of this Agreement by written notice of termination to ALEXION.

12.3                        Disputes regarding Material Breach.  In case the Party alleged to have committed the material breach (the “Defaulting Party”) disputes the material breach identified under Section 12.2.1 or 12.2.2 by the other Party (the “Non-Defaulting Party”), then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the Mediation Period in accordance with Section 13.8. This Agreement shall remain in full force and effect while any mediation pursuant to Section 13.8.2 is pending, such mediation shall not suspend any obligations of either Party hereunder, and each Party shall use reasonable efforts to mitigate any damage.  If as a result of any dispute resolution proceeding (including litigation) it is determined that the Defaulting Party did not commit such material breach or such material breach was cured at any time during the Mediation Period in accordance with this Section 12.3, then no termination shall be effective, and this Agreement shall continue in full force and effect.

12.4                        Termination for Insolvency.  To the extent permitted by Applicable Laws, either Party may terminate this Agreement upon the filing or institution of bankruptcy, restructuring, reorganization, liquidation or receivership proceedings, upon the appointment of a receiver or trustee in respect of the other Party or over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if (i) the other Party consents to the involuntary bankruptcy, (ii) a bankruptcy decree is rendered or (iii) the bankruptcy filing is not dismissed within [***] days after the filing thereof (an “Insolvency Event”).

12.4.1                       All rights and licenses now or hereafter granted by ZEALAND to ALEXION under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon an Insolvency Event, ZEALAND agrees that ALEXION, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. ZEALAND will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement.  Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed IP and Collaboration IP and all information related to the Licensed IP and Collaboration IP.  If (i) a case under the U.S. Bankruptcy Code is commenced by or against ZEALAND, (ii) this Agreement is rejected as provided in section 365 of the U.S. Bankruptcy Code and (iii) ALEXION elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, ZEALAND (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(a)                                 provide ALEXION with embodiments of all Licensed IP and Collaboration IP held by ZEALAND and such successors and assigns,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

or otherwise available to them, immediately upon ALEXION’s written request, and ALEXION will have the right to perform ZEALAND’s obligations hereunder and exercise all of the rights of a licensee of intellectual property under section 365(n) of the Bankruptcy Code, provided that neither such provision nor such performance by ALEXION will release ZEALAND from liability resulting from rejection of the license or the failure to perform such obligations; and

(b)                                 not interfere with ALEXION’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.

12.4.2                       All rights, powers and remedies of ALEXION provided herein are in addition to and not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to ZEALAND.  The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(a)                                 the right of access to any intellectual property rights (including all embodiments thereof) of ZEALAND, or any Third Party with whom ZEALAND contracts to perform an obligation of ZEALAND under this Agreement to the extent that ZEALAND is not performing such obligation, and, in the case of any such Third Party, which is necessary for the Manufacture, use, sale, offer for sale, import or export of Products; and

(b)                                 the right to contract directly with any Third Party to complete the contracted work to the extent that ZEALAND is not completing or having completed the contracted work.

12.5                        [***].  [***] shall use all diligent efforts, as soon as practicable and not later than [***] months after the Effective Date, to [***].  Subject to the agreement of the Parties on [***], [***] shall [***], including [***]. The [***] shall be [a Danish limited liability company (in Danish: anpartsselskab) wholly owned by ZEALAND], and [***]. Concurrently with the [***], [***] shall negotiate the relevant [***], and the Parties will use their diligent efforts to finalise as soon as practicable the documentation for [***] (which the Parties intend [***] solely in connection with the [***]) within the foregoing [***] month period.  The [***] documentation shall be in form and substance reasonably satisfactory to [***].  It is intended that, to the extent of [***], [***] will continue to perform this Agreement [***].  [***] acknowledges and agrees that a breach of its obligations under this Article 12 shall constitute a material breach of this Agreement, and any such breach would cause [***] irreparable harm and damage for which [***] would have no adequate remedy at law and for which monetary damages would be inadequate, and [***] further agrees

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

that in the event of a breach of such obligations [***] would be entitled to seek an injunction to compel [***] compliance with such obligations, in addition to any other remedies.

12.6                        Termination at Will.  ALEXION shall be entitled to terminate this Agreement, in whole or with respect to one or more Candidate Products, Products or Targets, at its sole discretion at any time upon [***] days prior written notice to ZEALAND.

12.7                        Termination for Patent Challenge.  In the event that ALEXION or any of its Affiliates or Sublicensees directly assert in its own respective name or directs or assists a Third Party to assert a Patent Challenge, ZEALAND will have the right to terminate this Agreement in its entirety upon [***] days written notice to ALEXION.  For purposes of this Section 12.7, “Patent Challenge” means any challenges to a [***] Patent Right including, filing any opposition or objection with a patent office, declaratory judgment proceedings, inter partes review proceedings, post grant review proceedings, patent interference proceedings, ex parte and inter partes reexamination proceedings, and patent opposition proceedings in a court, patent office or other administrative authority with competent jurisdiction in any country within the Territory.

12.8                        Termination for ZEALAND Change of Control. In the event of a Change of Control involving a Competitor, ALEXION may terminate this Agreement in whole or with respect to one or more Candidate Products, Products or Targets, within [***] days after receiving the Change of Control Notice, by sending written notice of such termination to ZEALAND within such [***] day period, with such termination being effective immediately prior to the closing of such Change of Control transaction; provided, however, that if ZEALAND [***], ALEXION shall [***].

12.9                        Effects of Termination.

12.9.1                       Generally.  Upon termination (but not expiration) of the Agreement in whole or with respect to one or more Candidate Products, Products or Targets:

(a)                                 The Receiving Party shall promptly return to the other Party or destroy all Confidential Information of the Disclosing Party that is solely related to any such terminated Candidate Product, Product or Target in accordance with Section 8.3 above;

(b)                                 All licenses granted by ZEALAND to ALEXION under this Agreement with respect to any such terminated Candidate Product, Product or Target shall immediately terminate; and

(c)                                  The licenses granted by ALEXION to ZEALAND pursuant to Section 9.2.1 and 9.2.3 with respect to any such terminated Candidate Product, Product or Target shall immediately terminate.

12.9.2                       Return of Discontinued Product.

(a)                                 Upon any Product becoming a Discontinued Product, any license rights granted by ZEALAND to ALEXION with respect to the Discontinued Product shall cease and revert to ZEALAND.  ALEXION shall [***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

(b)                                 ALEXION shall grant to ZEALAND an [***], and worldwide, which [***] shall [***].  Any [***] shall [***].  If permitted under [***], upon [***], such [***].

(c)                                  Payments Regarding Discontinued Products.  The milestones and royalty rates with respect to a Discontinued Product shall vary based on [***]:

[***] of the Product at Discontinuation	Royalty Payments to ALEXION
Less than [***] months after [***] applicable to such Discontinued Product	[***]
After the period above and prior to [***]	[***]
After [***]	[***]

12.10                 Rights Accruing Prior to Expiration or Termination.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including any payment obligation that accrued prior to the effective date of such expiration or termination.

12.11                 Survival.  In addition to any provisions specified in this Agreement as surviving as set forth therein, the provisions of Articles 1 (Definitions), 6 (Payments and Royalties) solely with respect to payment obligations accruing prior to the effective date of termination, 8 (Confidentiality, for the applicable time period set forth therein) and 11 (Indemnification and Liability, solely with respect to Third Party Claims arising out of circumstances occurring prior to the effective date of termination), Sections 4.6 (Other ALEXION Programs), 7.5 (Disclaimer of Warranties), 7.6 (No Consequential Damages), 9.1 (Ownership), 9.2.8 (No Implied Licenses), 9.3.4 (Prosecution Cooperation), 9.4.2(a) (Cooperation), Sections 12.4 (Termination for Insolvency) and 12.5 (Special Purpose Entity), 12.9 (Effects of Termination), 12.10 (Rights Accruing Prior to Expiration or Termination), this Section 12.11 (Survival) and Sections 13.1 (Assignment) through 13.13 (Further Assurances) shall survive any termination or expiration of the Agreement.  In addition, all rights and obligations contained in this Agreement, which by their nature or effect contemplate performance or observance subsequent to expiration or termination of this Agreement will survive and remain binding upon and for the benefit of the Parties, their successors and permitted assigns.

13.             CONCLUDING PROVISIONS

13.1                        Assignment and Change of Control.  Neither Party shall be entitled to assign or otherwise transfer its rights and/or obligations under this Agreement in whole or in part to any Third Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that, notwithstanding the foregoing, each Party may

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

assign this Agreement to (i) any Affiliate, or (ii) any successor corporation or entity resulting from any Change of Control of such Party; and provided further, that any such successor Affiliate, entity or Third Party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement.  Any Third Party involved in a Change of Control as set forth in the foregoing subclause (ii) of this Section 13.1 and such Third Party’s Affiliates immediately prior to such Change of Control shall be referred to herein as the “Acquirer”.  Notwithstanding the foregoing, in the event that a Change of Control with respect to ZEALAND pursuant to the foregoing (ii) involves a Competitor, then ZEALAND shall promptly notify ALEXION of such contemplated Change of Control, but in any event within [***] Business Days prior to [***] with respect to such contemplated Change of Control, and ALEXION shall have the right to terminate this Agreement in accordance with Section 12.2.1.  In the event of a Change of Control of ZEALAND, in addition to [***], ZEALAND shall implement effective walls and screens between personnel working on activities under this Agreement and activities performed on behalf of Third Parties.

13.2                        Entire Agreement; Amendments.  This Agreement sets forth the entire agreement between the Parties and supersedes all previous and contemporaneous negotiations, representations or agreements, written or oral, regarding the subject matter hereof.  This Agreement may be amended only by an instrument in writing duly executed on behalf of the Parties.  In case of inconsistencies between this Agreement and any Appendix hereof, the terms of this Agreement shall prevail unless agreed to explicitly that the Appendix should prevail.

13.3                        Force Majeure.  Neither Party shall be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Agreement where such failure has been occasioned by any act of God, fire, external strike, inevitable accidents, war, or any other cause outside the reasonable control of that Party, and occurring without its fault or negligence; provided that the Party affected will promptly notify the other of the force majeure condition and will exert all reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

13.4                        Waiver.  The failure of either Party to require performance by the other Party of any of that other Party’s obligations under this Agreement shall in no manner affect the right of such Party to enforce the same at a later time.  No waiver by any Party of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation, or warranty hereof.  The remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all other remedies, both legal and equitable, alternatively or cumulatively.

13.5                        Severability.  In the event that any provision or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement and its validity, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement shall be construed as if such provision or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Agreement to the fullest extent permitted by Applicable Law unless doing so would have the effect of materially altering the right and obligations of the Parties in which event this Agreement may be terminated by mutual written agreement of the Parties.

13.6                        Notices.  Any notices and Invoices given under this Agreement shall be in writing and shall be addressed as follows (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to ZEALAND:

Zealand Pharma A/S

Smedeland 36

2600 Glostrup Denmark

Attn: CEO

With copies (which is required but shall not constitute notice by themselves) to:

Zealand Pharma A/S

Smedeland 36

2600 Glostrup Denmark

Attn: General Counsel

and

Cooley (UK) LLP

Dashwood House, 69 Old Broad Street

London

EC2M 1QS

Attn: John Wilkinson

If to ALEXION:

ALEXION Pharma Holding Unlimited Company

22 Victoria Street

Hamilton HM 12 Bermuda

Attn: Secretary

With a copy to (which is required but shall not constitute notice by itself):

ALEXION Pharmaceuticals, Inc.
121 Seaport Blvd
Boston, MA 02210
Attn: General Counsel

13.7                        Governing Law.  This Agreement shall be construed in accordance with and governed exclusively by the law of [***], without reference to its rules of conflict of law.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

13.8                        Dispute Resolution.  Any dispute arising out of or in connection with this Agreement shall be settled, if possible, through good faith negotiations between the Parties.  If the Parties are unable to settle such dispute within [***] days of first written notice by a Party of such dispute, such dispute shall:

13.8.1                       be referred to the Chief Executive Officer of ZEALAND and the authorized designee of the [***] of ALEXION (the “Executive Officers”).  Within [***] days of such notice, the Executive Officers of both Parties shall meet to attempt to resolve such dispute (the “Executive Meeting”).  Such resolution, if any, of a referred issue shall be final and binding on the Parties. All negotiations pursuant to this Section 13.8 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence; and

13.8.2                       if the Executive Officers cannot resolve such dispute within [***] days after either Party requests the Executive Meeting, then the Parties agree that the dispute shall be submitted to [***] for mediation under the [***].  Either party may commence mediation by providing to [***] and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.  The parties will cooperate with [***] and with one another in selecting a mediator with relevant experience in the subject matter of the dispute.  Appointment of appointment mediator is to be made within [***] days of the request for mediation, and the mediation is to take place within [***] days of such appointment.  The mediation shall take place in [***] and both Parties shall make available sufficiently senior and suitably qualified and authorized representatives to resolve such dispute.  The Mediation Period shall be the period from the Executive Meeting to [***] days after the application for the appoint of a mediator is made; and

13.8.3                       if the dispute is not resolved within the Mediation Period, then either Party shall have the right to pursue any and all remedies available at law or equity.

13.9                        Relationship of the Parties. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.  No Party will incur any debts or make any commitments for the other.  There are no express or implied third party beneficiaries hereunder (except for ALEXION Indemnitees and ZEALAND Indemnitees for purposes of Sections 11.1 or 11.2).

13.10                 Headings.  The captions to the Articles and Sections of this Agreement are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections of this Agreement.

13.11                 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.  Facsimile or PDF execution and delivery of this Agreement by either Party will constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

13.12                 Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words and phrases e.g.,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

“include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include the person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits or Schedules shall be construed to refer to Articles, Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits, Schedules and Appendixes hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or”, and (l) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”).

13.13                 Further Assurances.  Subject to the terms and conditions of this Agreement, each of ZEALAND and ALEXION agrees to duly execute and deliver, or cause to be duly executed or delivered, such further instruments and do and cause to be done such further acts, including the filing of additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

{Signature Page Follows}

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the date and year first above written

ALEXION Pharma Holding Unlimited Company

By:	/s/ Patrick Riley

Name:	Patrick Riley

Title:	Senior Director of Research & Development, Director

ZEALAND Pharma A/S

By:	/s/ Martin Nicklasson

Name:	Martin Nicklasson

Title:	Chairman of the Board

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Appendices:

APPENDIX 1:	Discovery Plan and Development Plan for the Lead Target
APPENDIX 2:	Complement Pathway Targets
APPENDIX 3:	Discovery Plan and Development Plan(s) for any Selected Target(s), Additional Target(s), and Replacement Targets
APPENDIX 4:	Contact List
APPENDIX 5:	Licensed Patent Rights
APPENDIX 6:	Approved Subcontractors

Schedules:

Schedule 1.63:	Existing Lead Molecules
Schedule 1.155:	[***] Activities
Schedule 5:	Supply Agreement Key Terms
Schedule 10:	Press Release

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

APPENDIX 1

Discovery Plan and Development Plan for the Lead Target

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APPENDIX 2

Complement Pathway Targets

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APPENDIX 3

Discovery Plan and Development Plan(s) for any Selected Target(s),
Additional Target(s), and Replacement Targets

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APPENDIX 4

Contact List

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APPENDIX 5

Licensed Patent Rights

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APPENDIX 6

Approved Subcontractors

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SCHEDULE 1.63

Existing Lead Molecules

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SCHEDULE 1.155

[***] Activities

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SCHEDULE 5

Supply Agreement Key Terms

Below are the terms that the Parties intend that the CMO Supply Agreement should contain, provided always that neither Party shall be in breach of this Agreement to the extent that a CMO will not agree such terms.

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SCHEDULE 10

Press Release

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Company announcement — No. 06 / 2019

Alexion and Zealand Pharma Announce Collaboration to Discover and Develop Peptide Therapies for Complement-Mediated Diseases

•                 Collaboration furthers Alexion’s complement leadership with expansion into peptide therapies.

•                            Agreement provides Alexion with exclusive worldwide licenses for one preclinical target, with option for up to three additional targets, in the complement pathway.

•                           Zealand Pharma to receive upfront payment of $25 million and equity investment of $15 million, with potential for additional milestone-dependent and royalty payments.

•                           Collaboration further strengthens Zealand Pharma’s position as a leading developer of next generation peptide-based therapeutics.

BOSTON & COPENHAGEN, Denmark, March 20, 2019 - Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) and Zealand Pharma A/S (NASDAQ: ZEAL) today announced a collaboration to discover and develop novel peptide therapies for complement-mediated diseases. Peptides offer a number of advantages, including being highly selective and potent, allowing low dosage volumes for ease of administration, and having the potential to treat a broad range of complement-mediated diseases. The agreement provides Alexion with exclusive worldwide licenses, as well as development and commercial rights, for up to four targets within the complement pathway.

“We know that uncontrolled activation of the complement pathway is responsible for many devastating diseases, and through the development of the first two complement inhibitors — SOLIRIS and ULTOMIRIS — we have shown the transformative impact of C5 inhibition on several of these diseases,” said John Orloff, M.D., Executive Vice President and Head of Research & Development at Alexion. “We are excited by the potential to explore different targets in the complement pathway and look forward to building on Alexion’s more than 20 years of complement expertise with the development of next-generation peptide therapies in collaboration with Zealand Pharma, which may provide the opportunity to treat many additional diseases.”

“Collaborating with Alexion is further evidence of the strength of our peptide discovery platform, which has delivered both approved novel peptide-based therapeutics and a deep late-stage pipeline,” said Adam Steensberg, Interim CEO and Chief Medical and Development Officer at Zealand. “We believe that peptide-based therapies hold great promise in inhibiting complement activation. Alexion’s demonstrated expertise in treating rare and complement-mediated diseases makes this the ideal collaboration to advance Zealand’s complement-focused peptide programs.”

Under the terms of the agreement, Alexion and Zealand will enter into an exclusive collaboration for the discovery and development of subcutaneously delivered peptide therapies directed to up to four complement pathway targets. Zealand will lead the joint discovery and research efforts through the preclinical stage, and Alexion will lead development efforts beginning with IND filing and Phase 1 studies. The agreement provides Alexion with exclusive worldwide licenses and commercial rights to the peptide therapies developed in the collaboration. Zealand will receive an immediate upfront payment of $25 million for the first target, with Alexion making a concurrent $15 million equity investment in Zealand Pharma at a premium to the market price as of the collaboration effective date. For the lead target, the agreement provides the potential for development-related milestones of up to $115 million, as well as up to $495 million in sales-related milestones and the potential for high single- to low double-digit royalty payments. Each of the three subsequent targets can be selected for an option fee of $15 million and has the potential for additional development-milestones and sales-milestones and royalty payments at a reduced price to the lead target.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Alexion will discuss the collaboration further during today’s Investor Day event and webcast. Zealand will host a conference call on Thursday, March 21, at 4 p.m. CET.

About Alexion

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases through the discovery, development and commercialization of life-changing therapies. As the global leader in complement biology and inhibition for more than 20 years, Alexion has developed and commercializes two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) as well as the first and only approved complement inhibitor to treat atypical hemolytic uremic syndrome (aHUS) and anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG), and is also developing it for patients with neuromyelitis optica spectrum disorder (NMOSD). Alexion also has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). In addition, the company is developing several mid-to-late-stage therapies, including a second complement inhibitor, a copper-binding agent for Wilson disease and an anti-neonatal Fc receptor (FcRn) antibody for rare Immunoglobulin G (IgG)-mediated diseases as well as several early-stage therapies, including one for light chain (AL) amyloidosis and a second anti-FcRn therapy. Alexion focuses its research efforts on novel molecules and targets in the complement cascade and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. Alexion has been named to the Forbes list of the World’s Most Innovative Companies seven years in a row and is headquartered in Boston, Massachusetts’ Innovation District. The company also has offices around the globe and serves patients in more than 50 countries. This press release and further information about Alexion can be found at: www.alexion.com.

About Zealand Pharma

Zealand Pharma is a biotechnology company focused on the discovery and development of innovative peptide-based medicines. The company’s peptide discovery platform is built on 20 years of experience and has been extensively validated by their clinical pipeline, partnerships and marketed products; these include more than 10 drug candidates invented by Zealand that have advanced into clinical development, of which two have reached the market. Zealand’s current pipeline of internal product candidates focus on specialty gastrointestinal and metabolic diseases. Zealand’s portfolio also includes two clinical license collaborations with Boehringer Ingelheim. Zealand is based in Copenhagen (Glostrup), Denmark. For further information about the company’s business and activities, please visit www.zealandpharma.com.

Forward-Looking Statement

This press release includes forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Examples of forward-looking statements include, among others, statements we make regarding: (i) the therapeutic and commercial potential of peptide-based therapies; (ii) research and development plans related to peptide-based therapies; (iii) the potential of peptide-based therapies for the treatment of complement-mediated diseases; (iv) the potential for the collaboration between Alexion and Zealand; and (v) the closing of the equity investment by Alexion into Zealand, which is subject to standard closing conditions. The process by which early stage products such as Zealand’s peptide-based therapies could potentially lead to an approved product is long and subject to highly significant risks, particularly with respect to a preclinical research collaboration. Applicable risks and uncertainties include those relating to preclinical research and other risks identified under the heading “Risk Factors” included in Alexion’s and Zealand’s most recent Form 10-K and 20-F filings and in other future filings with the SEC. The forward-looking statements contained in this press release reflect Alexion’s and Zealand’s current views with respect to future events, and neither Alexion nor Zealand undertakes and specifically disclaims any obligation to update any forward-looking statements, except as required by law.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Alexion Contacts:

Media

Megan Goulart, 857-338-8634

Senior Director, Corporate Communications

Investors

Susan Altschuller, Ph.D., 857-338-8788

Vice President, Investor Relations

Zealand Pharma Contacts:

Adam Steensberg, +45 5060 3601

Interim CEO, Chief Medical and Development Officer

Mats Blom, +45 3153 7973

Chief Financial Officer